Exhibit 99.1

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

LINCOLNSHIRE POLICE

PENSION FUND and PUERTO

RICO ELECTRIC POWER

AUTHORITY EMPLOYEES’

RETIREMENT SYSTEM,

Derivatively on Behalf of FLOOR &

DECOR HOLDINGS, INC.,

Plaintiffs,

v.

THOMAS V. TAYLOR, LISA G.

LAUBE, BRIAN K. ROBBINS,

GEORGE VINCENT WEST,

DAVID B. KAPLAN, BRAD J.

BRUTOCAO, JOHN M. ROTH,

RACHEL H. LEE, ARES

CORPORATE OPPORTUNITIES

FUND III, L.P., ARES

MANAGEMENT CORPORATION,

FS EQUITY PARTNERS VI, L.P.,

FS AFFILIATES VI, L.P., and

FREEMAN SPOGLI

MANAGEMENT CO., L.P.,

Defendants,

-and-

FND HOLDINGS, INC., a Delaware corporation,

Nominal Defendant.

) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	C.A. No. 2020-0487-JTL

STIPULATION OF COMPROMISE AND SETTLEMENT

This Stipulation of Compromise and Settlement (the “Stipulation”) is made and entered into as of September 17, 2024. The parties to this Stipulation (each a “Party” and, collectively, the “Parties”), by and through their undersigned attorneys, have reached an agreement for the settlement of the above-captioned matter styled Lincolnshire Police Pension Fund et al. v. Taylor et al., C.A. No. 2020-0487-JTL (the “Action”) on the terms set forth below (the “Settlement”) and subject to Court approval pursuant to Court of Chancery Rules 23 and 23.1. This Stipulation is intended to fully, finally, and forever resolve, discharge, and settle all claims asserted in the Action and all claims relating to all matters challenged in the Action.

The Parties to this Stipulation are:

1.            Plaintiff Lincolnshire Police Pension Fund (“Lincolnshire”), a stockholder of Floor & Decor Holdings, Inc. (“FND” or the “Company”), derivatively on behalf of FND pursuant to Delaware Court of Chancery Rule 23.1;

2.            Plaintiff Puerto Rico Electric Power Authority Employees’ Retirement System (“Puerto Rico”), a stockholder of FND, derivatively on behalf of FND pursuant to Delaware Court of Chancery Rule 23.1;

3.            Nominal defendant FND, a Delaware corporation;

4.            Thomas V. Taylor (“Taylor”), Lisa G. Laube (“Laube”), Brian K. Robbins (“Robbins”), George Vincent West (“West”), David B. Kaplan (“Kaplan”), Brad J. Brutocao (“Brutocao”), John M. Roth (“Roth”), Rachel H. Lee (“Lee”)

(collectively, the “Individual Defendants”), Ares Corporate Opportunities Fund III, L.P., Ares Management Corporation, FS Equity Partners VI, L.P., FS Affiliates VI, L.P., and Freeman Spogli Management Co., L.P. (collectively, the “Sponsor Defendants”). The Individual Defendants and the Sponsor Defendants are referred to as the “Defendants.”

WHEREAS,

Summary of the Action

A.            FND is an Atlanta-based specialty retailer of hard surface flooring and related accessories with warehouse-format retail stores. Taylor is CEO. Trevor Lang was CFO through November 2022 and is now President. Laube was the Company’s President until her retirement in April 2022, and Robbins was the Company’s EVP, Business Development and Strategy until his departure in March 2024.

B.            Defendants Kaplan, Lee, Roth, and Brutocao were members of the Company’s Board of Directors. They were appointed to the Board by certain of the Sponsor Defendants pursuant to an Investor Rights Agreement that gave such Sponsor Defendants the right to nominate members of the Company’s Board according to their percentage ownership in the Company’s stock. Ares Corporate Opportunities Fund III, L.P. (“ACOF III”) nominated Kaplan and Lee, both of whom were employed by an affiliate of Ares Management Corporation. FS Equity Partners

VI, L.P. and FS Affiliates VI, L.P. (collectively, the “FS Funds”) nominated Roth and Brutocao, both of whom were partners at Freeman Spogli.

C.            The Sponsor Defendants each invested in FND in 2010, such that at the time FND conducted its initial public offering (the “IPO”) in May 2017, the Sponsor Defendants had been invested in FND for more than 6 years. At the time of the Company’s IPO, a portion of the Company’s common stock was held by the Sponsor Defendants, namely ACOF III and the FS Funds. ACOF III is affiliated with Defendant Ares Management Corporation, and the FS Funds are affiliated with Defendant Freeman Spogli Management Co., L.P.

D.            Following the May 2017 IPO, the Sponsor Defendants began selling down their holdings through a series of secondary public offerings, as is typical for private equity sponsors following a company’s initial public offering. The third such offering, referred to herein as the SPO, commenced on May 23, 2018. At the time of the SPO, ACOF III owned 42.0% and the FS Funds owned 20.4% of FND common stock. In the SPO, ACOF III and the FS Funds planned to sell certain shares to the Underwriter, J.P. Morgan Securities LLC, resulting in lowering their ownership to 35% for ACOF III and 17% for the FS Funds.

E.            The Sponsor Defendants continued to sell down their holdings following the SPO. As of March 23, 2020, ACOF III owned 12.0% and the FS

Funds owned 5.8% of FND common stock. As of August 2020, ACOF III and the FS Funds no longer held beneficial ownership in the Company.

F.            Pursuant to Rule 10b5-1 trading plans executed in May 2018, West, Taylor, Laube, and Robbins made certain stock sales in mid- to late-June 2018. Specifically, pursuant to a Rule 10b5-1 trading plan dated May 18, 2018, West sold 240,000 shares for $13,060,111.42 on June 18 and 19, 2018; pursuant to a Rule 10b5-1 trading plan dated May 18, 2018, Taylor sold 36,525 shares for $2,009,970.75 on June 18, 2018; pursuant to a Rule 10b5-1 trading plan dated May 18, 2018, Laube sold 60,000 shares for $3,272,596.92 on June 18, 2018; and pursuant to a Rule 10b5-1 trading plan dated May 25, 2018, Robbins sold 17,044 shares for $852,200 on June 26, 2018.

G.            In May 2019, putative stockholders of FND filed a securities class action against the Company’s CEO, CFO, and the Sponsor Defendants in the Northern District of Georgia (the “Federal Securities Action”). The Federal Securities Action alleged violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 based on allegations similar to Plaintiffs’ allegations here, namely that the defendants knowingly failed to disclose certain negative financial information leading up to FND’s May 2018 SPO and engaged in improper stock sales while possessing this information. The court in the Federal Securities Action dismissed that complaint in its entirety as without merit in September 2020 and entered final judgment in favor of the defendants. See In re Floor & Decor Holdings, Inc. Sec. Litig., No. 1:19-CV-2270-SCJ, 2020 WL 13543880 (N.D. Ga. Sept. 21, 2020).

H.            On November 18, 2019, Plaintiff Lincolnshire demanded to inspect certain books and records of the Company pursuant to 8 Del. C. § 220. Lincolnshire’s Section 220 demand letter was based on similar allegations as those set forth in the Federal Securities Action. Then, on December 30, 2019, Plaintiff Puerto Rico issued a separate, but substantially similar letter, also seeking to inspect books and records based on similar allegations as alleged in the Federal Securities Action (collectively, the “220 Demands”). After executing confidentiality agreements, the Company produced certain books and records to Lincolnshire and to Puerto Rico in response to the 220 Demands.

I.            Plaintiff Lincolnshire filed the initial complaint in this Action on June 19, 2020. Plaintiff Puerto Rico, however, filed a Section 220 complaint on August 5, 2020, seeking additional books and records. See Puerto Rico Elec. Power Authority Emps.’ Ret. Sys. v. Floor & Decor Holdings, Inc., C.A. No. 2020-0653-JTL (Del. Ch.) (the “220 Action”). Puerto Rico and FND settled the 220 Action, with the Company agreeing to produce additional books and records, and filed a stipulation to dismiss that case on June 16, 2022.

J.            After the parties settled the 220 Action, Plaintiffs filed a Consolidated Amended Complaint on September 14, 2022. Plaintiffs filed a Second Amended Stockholder Derivative Complaint (the “Complaint”) on December 22, 2022. Plaintiffs voluntarily dismissed several of the defendants who had been named in the initial complaint, including Lang and outside directors Norman H. Axelrod, Peter M. Starrett, Michael Fung, Richard L. Sullivan, and Felicia D. Thornton (the “Dismissed Defendants”). The Complaint asserts claims for breach of fiduciary duty and unjust enrichment, contending that Defendants traded on the basis of material non-public information in connection with and following the May 2018 SPO.

K.            On February 6, 2023, Defendants filed a Motion to Dismiss the Verified Second Amended Stockholder Derivative Complaint. The Court denied the motion on December 5, 2023. See Tr. of Dec. 5, 2023 MTD Ruling.

L.            Following the filing of answers by Defendants, Defendants’ responses to written interrogatories, and a substantial production of responsive documents by the Defendants, the Parties attended a private, non-binding confidential mediation on May 14, 2024, before the Honorable Layn R. Phillips. The Parties did not resolve the case at the May 14, 2024 mediation, but continued to negotiate with the assistance of Judge Phillips and his team, and the Parties continued to make additional progress.

M.            On July 25, 2024, after substantial negotiations between the Parties and the exchange of multiple offers and counteroffers, Judge Phillips made a mediator’s proposal regarding the monetary component of the settlement, which the Parties accepted. The Parties had also discussed the inclusion of certain governance reforms as part of the settlement and agreed to continue to negotiate those terms as part of the acceptance of Judge Phillips’ mediator’s proposal.

N.            On August 14, 2024, Plaintiffs and Defendants submitted a Stipulation and Proposed Scheduling Order to the Court, advising the Court that the Parties accepted the proposal from Judge Philips regarding the monetary component, subject to a successful negotiation of the remaining components of the potential settlement, and asking the Court for thirty days to reach a final agreement on all settlement terms. The Court granted the Stipulation and Scheduling Order on August 19, 2024.

O.            Following the August 14, 2024 Stipulation and Scheduling Order, the Parties continued to negotiate certain corporate governance and non-monetary terms, including exchanging multiple drafts and counterproposals. Ultimately, the Parties were able to reach an agreement on all remaining material substantive terms of the settlement.

P.            Thereafter, the Parties commenced negotiations regarding the attorneys’ fees and expenses to be paid to Plaintiffs’ Counsel, subject to Court approval. In recognition of the benefit conferred on the Company as a result of the Settlement, Defendants have agreed not to oppose an application for an award of attorneys’ fees and expenses to be paid to Plaintiffs’ Counsel, so long as the total amount for attorneys’ fees and reimbursement of expenses does not exceed two million and one hundred thousand dollars ($2,100,000).

Q.            As described immediately below, the Parties believe that the Settlement is appropriate and in the best interests of the Parties on the terms and conditions set forth herein.

Plaintiffs’ Claims and the Benefits of the Settlement

R.            Plaintiffs believe that the claims asserted in the Action have substantial merit, and Plaintiffs’ entry into this Stipulation and Settlement is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Action. Plaintiffs and Plaintiffs’ Counsel also believe that the Settlement set forth below provides substantial and immediate benefits for FND and FND’s current stockholders. Plaintiffs and Plaintiffs’ Counsel have considered: (i) the attendant risks of continued litigation and the uncertainty of the outcome of the Action; (ii) the probability of success on the merits; (iii) the inherent problems of proof associated with, and possible defenses to, the claims asserted in the Action; (iv) the desirability of permitting the Settlement to be consummated according to its terms; and (v) the expense and length of continued proceedings necessary to prosecute the Action against Defendants through trial and appeals.

S.            Plaintiffs’ Counsel have conducted extensive investigation and analysis, including, inter alia: (i) reviewing FND’s internal books and records that were produced in connection with the 220 Demands; (ii) reviewing FND’s press releases, public statements, U.S. Securities and Exchange Commission (“SEC”) filings, and securities analysts’ reports and advisories about the Company; (iii) reviewing related media reports about the Company; (iv) researching applicable law with respect to the claims alleged in the Action and potential defenses thereto; (v) preparing and filing the derivative complaints; (vi) briefing and arguing a motion to dismiss; (vii) serving discovery and reviewing interrogatory responses and documents produced in response to requests for production; (viii) conducting damages analyses; and (ix) negotiating this Settlement with Defendants.

T.            Based on Plaintiffs’ Counsel’s thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiffs’ and Plaintiffs’ Counsel believe that the terms and conditions of the Settlement set forth in this Stipulation are fair, reasonable, and adequate, and confer substantial benefits upon FND. Based upon Plaintiffs’ Counsel’s evaluation, Plaintiffs have determined that the Settlement is in the best interests of FND and FND’s current stockholders and have agreed to settle the Action upon the terms and subject to the conditions set forth herein.

Defendants’ Denials of Wrongdoing and Liability

U.            Defendants and the Dismissed Defendants have denied, and continue to deny, that they have committed any violations of law, breaches of duty, or other wrongdoing toward the Company, its public stockholders, Plaintiffs, or any other Person concerning any of the claims or requests for relief set forth in the Complaint. Defendants and the Dismissed Defendants maintain that their conduct was at all times proper, compliant with applicable law, and taken in good faith and in a manner they reasonably believed to be in the best interests of the Company and its stockholders.

V.            Nevertheless, Defendants wish to eliminate the uncertainty, risk, burden, and expense of further litigation, and to permit the operation of FND without further distraction and diversion of its Board and personnel with respect to the Action. In addition, the Sponsor Defendants wish to operate their firms without further burden, cost, or distraction to their Boards and their personnel with respect to the Action. Defendants, without in any way acknowledging any wrongdoing, fault, liability, or damages, have therefore determined that settling the Action on the terms and conditions set forth in this Stipulation is appropriate, and the Defendants who are currently on the Board of FND have determined that settling the Action on the terms and conditions set forth in this Stipulation is in the best interest of FND.

W.            Nothing in this Stipulation shall be construed as any admission by Defendants or the Dismissed Defendants of wrongdoing, fault, liability, or damages whatsoever.

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED, BY AND AMONG THE PARTIES TO THIS STIPULATION, subject to the approval of the Court pursuant to Court of Chancery Rules 23 and 23.1, that the Action shall be fully and finally compromised and settled, the Released Claims shall be released as against the Releasees, and the Action shall be dismissed with prejudice, upon and subject to the following terms and conditions of the Settlement, as follows:

DEFINITIONS

1.1            “Claims” means any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, defenses, counterclaims, offsets, decrees, matters, issues and controversies of any kind, nature or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including Unknown Claims, that were or that could have been asserted in any court, tribunal, forum or proceeding based on any law or rule, including but not limited to federal law, state law, local law, statutes, regulations, ordinances and common law.

1.2            “Complaint” means the Verified Second Amended Stockholder Derivative Complaint filed by Plaintiffs on December 22, 2022, which is the operative complaint in the Action.

1.3            “Court” means the Court of Chancery of the State of Delaware.

1.4            “Defendants’ Counsel” means Morris, Nichols, Arsht & Tunnell LLP, King & Spalding LLP, and FND’s Counsel.

1.5            “Defendants’ Releasees” means, whether or not each or all of the following Persons or entities were named, served with process, or appeared in the Action: (i) FND; (ii) Defendants; (iii) the Dismissed Defendants; (iv) any Person or entity that is or was related to or affiliated with any or all of the foregoing in (ii) or (iii); and (v) with respect to the Persons and entities set forth or described in (i) through (iv), each of their respective past or present family members, spouses, heirs, trusts, trustees, executors, estates, administrators, beneficiaries, distributees, foundations, agents, employees, fiduciaries, partners, partnerships, general or limited partners or partnerships, joint ventures, member firms, limited liability companies, corporations, parents, subsidiaries, divisions, affiliates, associated entities, stockholders, principals, officers, directors, managing directors, members, managing members, managing agents, predecessors, predecessors-in-interest, successors, successors-in-interest, assigns, financial or investment advisors, advisors, consultants, investment bankers, entities providing any fairness opinion, underwriters, brokers, dealers, financing sources, lenders, commercial bankers, attorneys, personal or legal representatives, accountants, associates and insurers, coinsurers and re-insurers (except with respect to any claims any Defendant or FND may have against any of their respective insurers, co-insurers, or re-insurers, to the extent such claims are not otherwise released pursuant to other documentation).

1.6            “Effective Date” means the date that the Final Judgment, which approves in all material respects the releases provided for in the Stipulation and dismisses the Action with prejudice, becomes Final.

1.7            “Fee and Expense Application” means the application by Plaintiffs’ Counsel to be filed with the Court for an award of attorneys’ fees and reimbursement of litigation expenses.

1.8            “Fee and Expense Award” means the amount actually awarded by the Court in response to the Fee and Expense Application.

1.9            “Final” means, with respect to any judgment or order, that (i) if no appeal is filed, the expiration date of the time for filing or noticing of any appeal of the judgment or order; or (ii) if there is an appeal from the judgment or order, the date of (a) final dismissal of all such appeals, or the final dismissal of any proceeding on certiorari or otherwise to review the judgment or order, or (b) the date the judgment or order is finally affirmed on an appeal, the expiration of the time to file a petition for a writ of certiorari or other form of review, or the denial of a writ of certiorari or other form of review of the judgment or order, and, if certiorari or other form of review is granted, the date of final affirmance of the judgment or order following review pursuant to that grant. However, any appeal or proceeding seeking subsequent judicial review pertaining solely to an order issued with respect to attorneys’ fees or expenses shall not in any way delay or preclude the Judgment from becoming Final.

1.10           “Final Judgment” means the Order and Final Judgment to be entered by the Court dismissing this Action with prejudice, substantially in the form annexed hereto as Exhibit 4.

1.11           “FND’s Counsel” means Richards, Layton & Finger, P.A.

1.12           “FND Current Stockholder(s)” means any and all persons and entities who hold of record, or beneficially own, shares of FND stock as of the close of business on the date of this Stipulation and continue to hold their FND common stock as of the date of the Settlement Hearing, excluding the Individual Defendants, the Dismissed Defendants, the officers and directors of FND, members of their immediate families, and their legal representatives, heirs, successors, or assigns, and any entity in which Individual Defendants have or had a controlling interest.

1.13           “Notice” means the Notice of Pendency of Derivative Action, Proposed Settlement of Derivative Action, Settlement Hearing and Right to Appear, substantially in the form attached hereto as Exhibit 3.

1.14           “Person” means a natural person, individual, corporation, partnership, limited partnership, limited liability partnership, limited liability company, association, joint venture, joint stock company, estate, legal representative, trust, unincorporated association, government, or any political subdivision or agency thereof, or any other business or legal entity.

1.15           “Plaintiffs’ Counsel” means the law firms Young Conaway Stargatt & Taylor, LLP, Robbins LLP, Abraham, Fruchter & Twersky, LLP, and Friedlander & Gorris P.A.

1.16           “Plaintiffs’ Releasees” means each Plaintiff, Plaintiff’s Counsel, and their respective past, present, or future family members, spouses, heirs, trusts, trustees, executors, estates, administrators, beneficiaries, distributees, foundations, agents, employees, fiduciaries, partners, partnerships, general or limited partners or partnerships, joint ventures, member firms, limited liability companies, corporations, parents, subsidiaries, divisions, affiliates, associated entities, stockholders, principals, officers, directors, managing directors, members, managing members, managing agents, predecessors, predecessors-in-interest, successors, successors-in-interest, assigns, financial or investment advisors, advisors, consultants, investment bankers, entities providing any fairness opinion, underwriters, brokers, dealers, financing sources, lenders, commercial bankers, attorneys, personal or legal representatives, accountants, associates and insurers, coinsurers and re-insurers.

1.17           “Released Claims” means Released Plaintiffs’ Claims and Released Defendants’ Claims.

1.18           “Released Defendants’ Claims” means any and all manner of Claims arising out of or relating to the institution, prosecution settlement, or resolution of the Action (including the 220 Demands and the 220 Action), except for claims relating to the enforcement of the Settlement and any claims they may have for advancement or indemnity of Defendants’ or Dismissed Defendants’ legal fees, costs, and expenses incurred in connection with the Action and this Settlement, or any claims that any Defendant, Dismissed Defendant, or FND may have against any of their respective insurers, co-insurers, or reinsurers, to the extent such claims are not otherwise released pursuant to other documentation.

1.19           “Released Plaintiffs’ Claims” means any and all manner of Claims that are, have been, could have been, could now be, or in the future could, can, or might be asserted, in the Action or in any other court, tribunal, or proceeding by Plaintiffs or any other FND Stockholder derivatively on behalf of FND, or by FND directly, against any of the Defendants’ Releasees, which are based upon, arise out of, or relate to (i) any of the actions, transactions, occurrences, statements, representations, misrepresentations, omissions, allegations, facts, practices, events, or Claims alleged in the Action; or (ii) the Settlement, except for claims relating to the enforcement of the Settlement and any claims that FND may have against any of its respective insurers, co-insurers, or reinsurers, to the extent such claims are not otherwise released pursuant to other documentation.

1.20           “Releasees” means Plaintiffs’ Releasees and Defendants’ Releasees.

1.21           “Releases” means the releases set forth in Section II.B below.

1.22           “Scheduling Order” means an order scheduling a hearing on the Stipulation and approving the form of Notice and method of giving notice, substantially in the form annexed hereto as Exhibit 2.

1.23           “Settlement Hearing” means a hearing required under Rule 23.1 of the Rules of the Court of Chancery, at or after which the Court will review the adequacy, fairness, and reasonableness of the Settlement and determine whether to issue the Final Judgment.

1.24           “Unknown Claims” means any Released Claims that a Person granting Releases does not know or suspect to exist in his, her, or its favor at the time of the Releases, including without limitation those that, if known, might have affected the decision to enter into or object to the Settlement. With respect to any and all Released Claims, the Parties stipulate and agree that, upon the Effective Date, Plaintiffs,

Defendants, and FND shall have expressly waived, relinquished, and released, and all other FND Current Stockholders, by operation of law, shall be deemed to have waived, relinquished, and released any and all rights and benefits conferred by California Civil Code Section 1542, or any law or principle of common law of the United States or any state or territory of the United States or other jurisdiction that is similar, equivalent, comparable, or analogous to California Civil Code Section 1542. California Civil Code Section 1542 provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Plaintiffs, Defendants, and FND acknowledge, and all other FND Current Stockholders by operation of law shall be deemed to have acknowledged, that they may discover facts in addition to or different from those now known or believed to be true with respect to the Released Claims, but that it is the intention of Plaintiffs, Defendants, and FND, and all other FND Current Stockholders by operation of law, to completely, fully, finally, and forever extinguish any and all Released Claims without regard to the subsequent discovery of additional or different facts. Plaintiffs, Defendants, and FND acknowledge, and all other FND Stockholders by operation of law shall be deemed to have acknowledged, that this waiver and the inclusion of

“Unknown Claims” in the definition of “Released Claims” was separately bargained for, was a material element of the Settlement, and was relied upon by each and all of the Parties in agreeing to the Settlement.

TERMS OF SETTLEMENT

A.            Settlement and the Settlement Consideration

2.1            In consideration of the full settlement, satisfaction, compromise, and release of the Released Plaintiffs’ Claims and the dismissal with prejudice of the Action, the Parties agree as specified below.

2.2            In consideration of the Settlement, Defendants will pay, and/or cause their insurers to pay, eight million dollars ($8,000,000) to FND (the “Settlement Payment”), comprised of seven million and one hundred thousand dollars ($7,100,000) from the Individual Defendants and nine hundred thousand dollars ($900,000) from the Sponsor Defendants. Such payment shall be made to FND within fifteen (15) days after the entry of the Final Judgment (the “Payment Date”). Within two business days of the Payment Date, FND shall provide written evidence to Plaintiffs’ Counsel demonstrating receipt of the Settlement Payment.

2.3            The Fee and Expense Award will be paid by FND to Plaintiffs’ Counsel out of the Settlement Payment.

2.4            For the avoidance of doubt, nothing in this Stipulation expands, augments, alters, restricts, curtails or limits the indemnification obligations of FND to Defendants; however, Defendants cannot and will not seek indemnity from FND for their respective portions of the Settlement to be paid to FND.

2.5            In addition, as part of the Settlement, FND agrees to implement certain corporate governance measures as described in Exhibit 1 to this Stipulation. FND acknowledges that the Action was a substantial and material factor in FND’s adoption of the corporate governance measures and that the corporate governance measures confer valuable benefits on FND and its stockholders.

B.            Releases and Covenants Not to Sue

2.6            Upon the Effective Date, Plaintiffs and Plaintiffs’ Releasees shall be deemed to have fully, finally, and forever compromised, settled, released, resolved, relinquished, waived, discharged, extinguished, and dismissed with prejudice, and shall forever be enjoined from prosecuting, the Released Plaintiffs’ Claims against Defendants and Defendants’ Releasees.

2.7            Upon the Effective Date, Defendants and Defendants’ Releasees shall be deemed to have fully, finally, and forever compromised, settled, released, resolved, relinquished, waived, discharged, extinguished, and dismissed with prejudice, and shall forever be enjoined from prosecuting, the Released Defendants’ Claims against Plaintiffs and Plaintiffs’ Releasees.

C.            Procedure for Notice and Approval

2.8           Promptly after execution of this Stipulation, the Parties shall jointly submit the Stipulation together with its related documents to the Court, and shall apply to the Court for entry of the Scheduling Order, substantially in the form annexed hereto as Exhibit 2.

2.9           Within four (4) business days after the entry of the Scheduling Order, FND shall: (i) cause the Stipulation (along with any exhibits thereto) and a long-form notice to be filed with the SEC via Form 8-K, and (ii) post a link to the Stipulation (along with any exhibits thereto) and a long-form notice on FND’s website such that visitors to the “Investor Relations” section of the website will readily find a hyperlink to the long-form notice and Stipulation (along with any exhibits thereto), which shall be maintained as an active link until such time as the Court grants final approval of the Settlement.

2.10          There will be no public announcements regarding this Settlement by Plaintiffs or Plaintiffs’ Counsel until FND has announced/disclosed it or three (3) business days have elapsed since the filing of the Stipulation in Court, whichever occurs earlier.

2.11          FND shall be responsible for all costs and expenses of providing notice of the proposed Settlement, including the costs and expenses associated with any additional notice required by the Court (“Notice Costs”). In no event shall Plaintiffs or Plaintiffs’ Counsel be responsible for any Notice Costs.

2.12          The Parties submit that the proposed content and manner of notice constitutes adequate and reasonable notice to FND Current Stockholders pursuant to applicable law and due process.

D.            Dismissal of Action

2.13         Upon entry of the Final Judgment, the Action shall be dismissed with prejudice.

2.14          Plaintiffs, Defendants, and FND shall each bear his, her, or its own fees, costs, and expenses, except as expressly provided in this Stipulation, provided that nothing herein shall affect the FND’s directors’ claims for advancement or indemnity of their legal fees, costs, and expenses incurred in connection with the Action and this Settlement, or any claims that any Defendant or FND may have against any of their respective insurers, co-insurers, or reinsurers, to the extent such claims are not otherwise released pursuant to other documentation.

E.            Conditions to Settlement; Termination of Settlement

2.15         The Effective Date of the Settlement shall be deemed to occur on the occurrence, or waiver in writing by all Parties, of all the events listed below:

A.            the Court has entered the Scheduling Order, substantially in the form attached hereto as Exhibit 2;

B.            the Court has conducted the Settlement Hearing;

C.            the Court has approved the Settlement and entered the Final Judgment, substantially in the form attached hereto as Exhibit 4; and

D.            the Final Judgment has become Final.

2.16           If any of the conditions specified above in Paragraph 2.15 are not met, then this Stipulation shall be cancelled and terminated subject to Paragraph 2.17, unless counsel for the Parties mutually agree in writing to proceed with this Stipulation. Upon termination of this Stipulation, (i) FND shall refund the Settlement Payment, less any Fee and Expense Award previously paid by FND out of the Settlement Payment, to their insurer and the Sponsor Defendants in accordance with the amount previously paid by each, within fifteen (15) days of the termination; and (ii) Plaintiffs shall refund the Fee and Expense Award to FND as set forth in Section 3.8, and FND shall refund that portion of the Settlement Payment within fifteen (15) days of receipt from Plaintiffs.

2.17           If for any reason the Effective Date of this Stipulation does not occur, or if this Stipulation is in any way cancelled, terminated or fails to become Final in accordance with its terms: (a) all Parties and Releasees shall be restored to their respective positions in the Action on the date immediately prior to the execution of this Stipulation; (b) all releases delivered in connection with this Stipulation shall be null and void, except as otherwise provided for in this Stipulation; and (c) all negotiations, proceedings, documents prepared, and statements made in connection herewith shall be without prejudice to the Parties, shall not be deemed or construed to be an admission by a Party of any act, matter, or proposition, and shall not be used in any manner for any purpose in any subsequent proceeding in the Action or in any other action or proceeding. In such event the terms and provisions of this Stipulation shall have no further force and effect with respect to the Parties and shall not be used in the Action or in any other proceeding for any purpose.

F.            Stay Pending Court Approval

2.18         Pending Court approval of the Stipulation, the Parties agree to stay any and all proceedings in the Action other than those incident to the Settlement.

2.19         Except as necessary to pursue the Settlement and determine a Fee and Expense Award, pending final determination of whether the Stipulation should be approved, all Parties to the Action (including Plaintiffs, Defendants, and FND) agree not to institute, commence, prosecute, continue, or in any way participate in, whether directly or indirectly, representatively, individually, derivatively on behalf of FND, or in any other capacity, any action or other proceeding asserting any Released Claims.

2.20         Notwithstanding Paragraphs 2.18 and 2.19, nothing herein shall in any way impair or restrict the rights of any Party to defend this Stipulation or to otherwise respond in the event any Person objects to the Stipulation, the proposed Judgment to be entered, and/or the Fee and Expense Application.

ATTORNEYS’ FEES AND EXPENSES

3.1            Plaintiffs’ Counsel intends to petition the Court for an all-in award of attorneys’ fees and litigation expenses, in an amount no greater than two million and one hundred thousand dollars ($2,100,000), based on the benefits provided to FND.

3.2            The Fee and Expense Application will include all fees and expenses sought with respect to the Action.

3.3            FND, through its Board exercising its independent business judgment, agrees not to oppose Plaintiffs’ Fee and Expense Application so long as the aggregate amount sought as a Fee and Expense Award does not exceed two million and one hundred thousand dollars ($2,100,000).

3.4            The Parties’ agreement on a Fee and Expense Award was reached (i) only after all other material terms of the Settlement were agreed and (ii) following good-faith negotiation.

3.5            The Fee and Expense Award as awarded by the Court:

A.            will be paid, and/or caused to be paid, by FND solely out of the $8,000,000 Settlement Payment;

B.            will be paid, and/or caused to be paid, by FND within fifteen (15) days after the date on which FND receives the Settlement Payment;

C.            will be paid to an account designated by Plaintiffs’ Counsel;

D.            will be paid whether or not anyone objects to the Fee and Expense Award of the Settlement, or appeals from the Fee and Expense Award, or collaterally attacks the Fee and Expense Award or the Settlement, subject to Paragraph 3.8 below.

3.6            The Parties agree that:

A.            The Fee and Expense Award, once paid, shall fully satisfy any and all claims for an award of attorneys’ fees and expenses by Plaintiffs, Plaintiffs’ Counsel, or any other counsel purporting to represent any other FND stockholder in connection with the Action or the Settlement.

B.            The Fee and Expense Award, once paid, shall constitute final and complete payment for Plaintiffs’ attorneys’ fees and expenses that have been incurred or will be incurred in connection with the filing and prosecution of the Action and the Settlement.

C.            Defendants, their attorneys and their insurers, and FND, its attorneys and its insurers, shall have no responsibility for the allocation of the Fee and Expense Award to Plaintiffs’ Counsel and/or among Plaintiffs’ Counsel.

D.            Defendants shall have no obligation to pay any portion of the Fee and Expense Award.

3.7            This Settlement is not contingent upon any particular amount of Fee and Expense Award being awarded by the Court. Plaintiffs may not terminate this Settlement on the ground that the Court awards a smaller Fee and Expense Award than they sought.

3.8            If, after payment of the Fee and Expense Award, any of the following occur, Plaintiffs’ Counsel shall be severally obligated to repay the Fee and Expense Award (or the portion that has been disallowed, as appropriate) to FND within fifteen (15) days:

A.            the Fee and Expense Award is reversed, vacated, or reduced by Final Order;

B.            there is an appeal or review of the Final Judgment before the Final Judgment becomes Final and the appeal or review results in a reversal of the Judgment in whole or in part and if within 30 days after entry of the order or reversal, the Parties have not fully cured to their satisfaction whatever defect in the Settlement caused the reversal; or

C.            the Settlement is otherwise terminated.

3.9            Each Plaintiff’s Counsel and each Plaintiff who receives any portion of the Fee and Expense Award is subject to the Court’s jurisdiction for the purposes of enforcing Paragraph 3.8 and other provisions related to the Fee and Expense Award.

3.10           Except as otherwise provided in this Stipulation, each Party shall bear his, her, or its own attorneys’ fees, expenses, and costs.

STIPULATION NOT AN ADMISSION

4.1            It is expressly understood and agreed that neither the Settlement nor any act or omission in connection therewith is intended or shall be deemed or argued to be evidence of or to constitute an admission or concession by: (a) Defendants, FND, or any of the other Defendants’ Releasees as to (i) the truth of any fact alleged by Plaintiffs, (ii) the validity of any claims or other issues raised, or which might be or might have been raised, in the Action or in any other litigation, (iii) the deficiency of any defense that has been or could have been asserted in the Action or in any litigation, or (iv) any wrongdoing, fault, or liability of any kind by any of them, which each of them expressly denies; or (b) Plaintiffs or any of the other Plaintiffs’ Releasees that any of their claims are without merit, that any of the Defendants or Defendants’ Releasees had meritorious defenses, or that damages or other relief recoverable in the Action would not have exceeded the terms of the Settlement. Defendants and the Defendants’ Releasees may file this Stipulation and/or Judgment in any action that has been or may be brought against them in order to support a claim or defense based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim or in connection with any insurance litigation.

MISCELLANEOUS PROVISIONS

A.            Cooperation

5.1            In addition to performing the acts specifically required by this Stipulation, the Parties will use their reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws, regulations or agreements to consummate the Settlement. The Parties and their attorneys will cooperate fully with one another in:

A.            seeking the Court’s approval of the Settlement;

B.            resolving any objections raised with respect to the Settlement; and

C.            using their reasonable best efforts to consummate the Settlement.

B.            No Waiver

5.2            Any failure by any Party to insist upon the strict performance by any other Party of any of the provisions of this Stipulation shall not be deemed a waiver of any provisions of this Stipulation. Notwithstanding such failure, each Party shall have the right thereafter to insist upon the strict performance of all provisions of this

Stipulation by all other Parties. All waivers must be in writing and signed by the Party against whom the waiver is asserted.

5.3            No waiver, express or implied, by any Party of any breach or default in the performance by any other Party of its obligations under this Stipulation shall be deemed or construed to be a waiver of any other breach, whether prior, subsequent or contemporaneous, of this Stipulation.

C.            Authority

5.4            This Stipulation will be executed by counsel to the Parties, each of whom represents and warrants that he, she, or it has been duly authorized and empowered to execute this Stipulation on behalf of such Party, and that it shall be binding on such Party in accordance with its terms.

D.            Successors and Assigns

5.5            This Stipulation is, and shall be binding upon the Parties and their assigns, estates, heirs, spouses, successors, parents, predecessors, and subsidiaries;

5.6            No Party shall assign or delegate its rights or responsibilities under this Stipulation without the prior written consent of the other Parties.

E.            Breach

5.7            The Parties agree that in the event of any breach of this Stipulation, all of the Parties’ rights and remedies at law, equity or otherwise are expressly reserved.

F.            Governing Law and Forum

5.8            This Stipulation shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflict of laws principles. Any action relating to this Stipulation will be filed exclusively in the Court. Each Party: (i) consents to personal jurisdiction in any such action (but no other action) brought in the Court (or any other state or federal court in the State of Delaware should the Court lack subject matter jurisdiction); (ii) consents to service of process by registered mail upon such Party and/or such Party’s agent; and (iii) waives any objection to venue in the Court and any claim or defense that Delaware or the Court is an inconvenient forum.

G.            Representations and Warranties

5.9            Plaintiffs and Plaintiffs’ Counsel represent and warrant that: (i) each Plaintiff is a stockholder of FND; (ii) none of the Released Plaintiffs’ Claims has been assigned, encumbered or in any manner transferred, in whole or in part, by Plaintiffs or Plaintiffs’ Counsel; and (iii) neither Plaintiffs nor Plaintiffs’ Counsel will attempt to assign, encumber or in any manner transfer, in whole or in part, any of the Released Plaintiffs’ Claims.

H.            Entire Agreement

5.10          This Stipulation and the attached exhibits constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior or contemporaneous oral or written agreements, understandings, or representations. Each Party agrees that no representations, warranties, or inducements have been made to any Party concerning this Stipulation or its exhibits other than the representations, warranties, and covenants contained and memorialized in such documents. Each Party further agrees that he, she, or it is not relying on any representations, warranties, or covenants that are not expressly contained and memorialized in this Stipulation or its exhibits. The Parties and their respective counsel agree that at all times during the course of the litigation, each has complied with the requirements of the applicable laws and rules of the Court, including, without limitation, rules governing professional conduct.

5.11         All of the exhibits hereto are material and integral parts hereof and are fully incorporated herein by reference. In the event that there exists a conflict or inconsistency between the terms of this Stipulation and the terms of any exhibit hereto, the terms of this Stipulation shall prevail.

I.              Interpretation

5.12         This Stipulation will be deemed to have been mutually prepared by the Parties and will not be construed against any of them by reason of authorship.

5.13          Section or paragraph titles have been inserted for convenience only and will not be used in interpreting the terms of this Stipulation.

J.            Amendments

5.14         This Stipulation may not be amended, changed, waived, discharged, or terminated (except as explicitly provided herein), in whole or in part, except by an instrument in writing signed by counsel to each of the Parties to this Stipulation, on behalf of each such Party.

K.            Counterparts

5.15         This Stipulation may be executed in any number of actual, copied, or electronically-mailed counterparts and by each of the different Parties on several counterparts, each of which when so executed and delivered will be an original. This Stipulation will become effective when the actual, copied, or electronically-mailed counterparts have been signed by each of the Parties to this Stipulation and delivered to the other Parties. The executed signature page(s) from each actual, copied, or electronically-mailed counterpart may be joined together and attached and will constitute one and the same instrument.

L.            Continuing Jurisdiction

5.16         Notwithstanding the entry of the Judgment, the Court shall retain jurisdiction with respect to the implementation, enforcement, and interpretation of the terms of the Stipulation, and all Parties submit to the jurisdiction of the Court for all matters relating to the administration, enforcement, and consummation of the Settlement and the implementation, enforcement, and interpretation of the

Stipulation, including, without limitation, any matters relating to awards of attorneys’ fees and expenses to Plaintiffs’ Counsel. Each Party (i) consents to personal jurisdiction in any such action (but no other action) brought in the Court; (ii) consents to service of process by registered mail upon such Party or such Party’s agent; and (iii) waives any objection to venue in the Court and any claim that Delaware or the Court is an inconvenient forum.

The following exhibits are annexed hereto and incorporated herein by reference:

(a)           Exhibit 1:    FND Derivative Litigation Agreed-Upon Corporate Governance Measures;

(b)           Exhibit 2:   Scheduling Order with Respect to Notice and Settlement Hearing;

(c)            Exhibit 3:   Notice of Pendency of Derivative Action, Proposed Settlement of Derivative Action, Settlement Hearing and Right to Appear; and

(d)            Exhibit 4:  Order and Final Judgment.

IN WITNESS WHEREOF, IT IS HEREBY AGREED by the undersigned as of the date noted above.

[SIGNATURE PAGES FOLLOW]

YOUNG CONAWAY STARGATT & TAYLOR, LLP	MORRIS NICHOLS ARSHT & TUNNELL LLP

/s/ Martin S. Lesser
Martin S. Lesser (Bar No. 3109)
Emily V. Burton (Bar No. 5142)
Kevin P. Rickert (Bar No. 6513)
Rodney Square

1000 North King Street

Wilmington, DE 19801

(302) 571-6600

Counsel for Plaintiffs

OF COUNSEL:

ROBBINS LLP

Brian J. Robbins

Craig W. Smith

Shane P. Sanders

Michelle B. Gaulin

5060 Shoreham Place, Suite 300

San Diego, CA 92122

(619) 525-3990

Counsel for Plaintiff Lincolnshire

Police Pension Fund

ABRAHAM, FRUCHTER

& TWERSKY, LLP

Lawrence D. Levit

Atara Hirsch

Michael J. Klein

450 Seventh Avenue, 38th Floor

New York, New York 10123

(212) 279-5050

/s/ John P. DiTomo
John P. DiTomo (Bar No. 4850)

Rachel R. Tunney (Bar No.

6946) 1201 North Market Street

Wilmington, DE 19801

(302) 658-9200

Counsel for Defendants

OF COUNSEL

KING & SPALDING LLP

B. Warren Pope

Brian Barnes

1180 Peachtree Street, N.E.
Atlanta, Georgia 30309-3521

(404) 572-4600

Counsel for Defendants

RICHARDS, LAYTON & FINGER, P.A.

/s/ Rudolf Koch
Rudolf Koch (#4947)

Matthew D. Perri (#6066)
Nicholas F. Mastria (#7085)
One Rodney Square

920 North King Street,
Wilmington, DE 19801

(302) 651-7721

Counsel for the Company

Counsel for Plaintiff Puerto Rico Electric Power Authority Employees’ Retirement System Dated: September 17, 2024

EXHIBIT 1

Lincolnshire Police Pension Fund and Puerto Rico Electric Power Authority Employees’ Retirement System v. Taylor, et al., C.A. No. 2020-0487-JTL

CORPORATE GOVERNANCE TERM SHEET

Within ninety (90) days of final approval by the Delaware Chancery Court of the settlement in the above-referenced action, the Board of Directors (the “Board”) of Floor & Decor Holdings, Inc. (“FND” or the “Company”) shall adopt resolutions and amend committee Charters and/or its Corporate Governance Guidelines and/or applicable corporate policies to ensure adherence to the following Corporate Governance Reforms, which shall remain in effect for no less than four (4) years. Notwithstanding the foregoing, as explained below, with respect to the replacement of a Board member referenced in the “Board and Committee Memberships” provisions below, the Company will use its best efforts to complete the replacement of the Board member within eighteen (18) months of final approval of settlement.

FND acknowledges and agrees that this derivative litigation and the Plaintiffs’ efforts in connection therewith were a precipitating, substantial, and material factor in the adoption and implementation of these Corporate Governance Reforms, and that these Corporate Governance Reforms confer a substantial benefit on the Company.

The Corporate Governance Reforms shall include the following:

Board and Committee Memberships

1.	The Company will agree to add one new independent / non-defendant director to the Board of Directors, and will use best efforts to do so within eighteen (18) months of the approval of any settlement of the litigation captioned Lincolnshire Police Pension Fund, et al. v. Taylor, et al., No. 2020-0487-JTL (Del. Ch.). The new independent / non-defendant director shall be elected annually by the Company’s stockholders.

2.	The Company will have either (a) an independent, non-employee Board Chair, or (b) if the Chair is not independent under NYSE standards, a lead independent director who shall be elected by a majority of the Board’s independent directors.

3.	No director shall serve as Chair of more than one of the Board’s key standing committees (Audit, Compensation, and Nominating and Corporate Governance).

4.	At least 2/3 of the Company’s directors shall meet the NYSE requirements for independence.

5.	The following question shall be added to the Company’s director and officer questionnaires: “Is there any other event, transaction or relationship, existing or proposed, relevant to the preparation and filing of the Company’s SEC filings or the Board of Directors’ assessment of your independence?”

Creation of a Disclosure Committee

1.	The Company will continue to maintain a Disclosure Committee and will adopt a new, formal charter of the Disclosure Committee outlining the following enhanced duties and responsibilities.

2.	The responsibilities of the Disclosure Committee shall include the following:

1

(a)	The Disclosure Committee shall help ensure the accuracy and completeness of the Company’s periodic disclosure filings with the Securities and Exchange Commission (“SEC”) on Forms 10-K and 10-Q. The Disclosure Committee shall also suggest improvements to the Company’s controls and procedures concerning public disclosure of information material to investors in Company securities;

(b)	The Disclosure Committee membership shall include the Company’s Chief Financial Officer; General Counsel (or another senior member of the legal department with responsibility for disclosure matters who reports to the General Counsel); and such other officers or employees of the Company deemed appropriate, taking into account, among other things, such person’s expertise and responsibility for, and involvement in, the business and operations of the Company and the collection, processing and disclosure of information in the Company’s publicly filed reports;

(c)	The Disclosure Committee shall meet as circumstances warrant, but at least quarterly to review the Company’s draft Form 10-K and Form 10-Q filings. In advance of its regular quarterly meeting, Disclosure Committee members are expected to review the draft disclosure and provide appropriate updates. Following its meetings to review the draft Form 10-K or Form 10-Q filings, each Disclosure Committee member shall certify that he or she has reviewed the draft filing and believes the draft to be free from material misstatement or omission; and

(d)	One or more members of the Disclosure Committee will meet with the independent auditors and with the Board’s Audit Committee in connection with their respective reviews of the draft Form 10-K and Form 10-Q filings to report on the Disclosure Committee’s review of the draft disclosure, including any issues of concern that were uncovered in the review process. The Disclosure Committee will also provide the Audit Committee any information requested by the Audit Committee or the Board and will have access to the Audit Committee as may be necessary or appropriate to advance the purposes of the Disclosure Committee as set forth in its Charter.

Audit Committee

1.	The Board’s Audit Committee shall be composed of independent directors.

2.	The Audit Committee Charter shall be amended to clarify that, at least annually, and more frequently as warranted, the Audit Committee shall review and discuss, including with the Company’s independent accounting firm, any major issues with the adequacy of the Company’s internal controls and any special audit steps adopted in light of significant deficiencies or material weaknesses in internal controls.

3.	The Audit Committee shall obtain input from management, including members of the Disclosure Committee, as necessary or appropriate to fulfill its responsibilities as set forth in its charter.

Compensation Committee

1.	The Compensation Committee shall be composed of only independent directors; and

2

2.	Neither the Chief Executive Officer of the Company nor any other executive officer of the Company shall be present during voting or deliberations by the Compensation Committee on his or her compensation.

Company’s Insider Trading Policy

1.	The Company shall adopt and maintain in force a new policy designed to prohibit unlawful trading by insiders and more generally concerning insider trading (the “Insider Trading Policy”), attached hereto.

2.	The new Insider Trading Policy shall refresh and replace the Company’s existing insider trading policy. The new Insider Trading Policy is a product of arms-length, good faith settlement negotiations between the plaintiffs and the defendants and their respective counsel. Beyond compliance with law, the purpose of the Insider Trading Policy is to help (a) prevent inadvertent violations of the insider trading laws; (b) avoid even the appearance of impropriety on the part of those employed by, or associated with, the Company; (c) protect the Company from controlling person liability; and (d) protect the reputation of the Company, its Directors and its employees. If the Legal Department receives any complaints about possible insider trading or violations of the Insider Trading Policy, such complaints shall be maintained by the Legal Department for a minimum of 5 years.

3.	Failure to comply with the Company’s Insider Trading Policy is grounds for disciplinary action by the Company, including termination of employment.

Other Governance Matters

1.	A member of the Legal Department of the Company will attend each earnings call, including the question and answer session, for purposes of ensuring the material accuracy of the statements made. In the event the Legal Department attendee identifies any potentially material misstatement or omission, the Legal Department shall report to the Disclosure Committee concerning the potential material misstatement or omission and whether a corrective disclosure is necessary. The Legal Department and/or the Disclosure Committee shall ensure that the Audit Committee is promptly informed of any potentially material misstatement or omission and any corrective disclosure.

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Page 1 of 12       © 2024 Floor & Decor, Confidential, Internal Use Only. Not for Public Duplication.

In order to take an active role in the prevention of insider trading violations by the officers, directors, employees and other related individuals of Floor & Decor Holdings, Inc. (the “Corporation”) and its subsidiaries, the Corporation has adopted this Insider Trading Policy (this “Policy”). It is also our policy that the Corporation shall not engage in transactions involving the Corporation’s securities in violation of applicable laws.

General

Who does this Policy apply to?

Covered Persons

Certain provisions of this Policy cover all individuals who are officers, directors and employees of the Corporation or its subsidiaries, as well as their Family Members and Controlled Entities (collectively, “Covered Persons”).

For the purposes of this Policy:

“Family Members” means, collectively, a person’s (i) family members who reside with such person (including any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, and including adoptive relationships) and members of their households and (ii) family members who are not living in their household but whose transactions in securities are directed by such person or are subject to such person’s influence or control, such as parents or children who consult with such person before they trade in securities.

“Controlled Entities” means any entities influenced or controlled by a person, including any corporations, partnerships or trusts.

“Legal Department” means the Chief Legal Officer, or the General Counsel, or another member of the legal department designated by either of the foregoing.

Pre-Clearance Persons and Trading Window Insiders

This Policy also includes provisions that are applicable only to individuals who are:

•	(a)(i) directors of the Corporation, (ii) officers identified by the Corporation as being officers for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (iii) individuals who meet the criteria set forth on Exhibit A hereto, as updated by or at the direction of the Legal Department from time to time, in each case as well as any of their Family Members and Controlled Entities (collectively, “Pre-Clearance Persons”), and

•	(b) individuals who meet the criteria set forth on Exhibit B hereto, as updated by or at the direction of the Legal Department from time to time, in each case as well as any of their Family Members and Controlled Entities (collectively, “Trading Window Insiders”).

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What types of transactions are covered?

This Policy applies to all transactions, direct or indirect, in the Corporation’s securities and in the securities of third parties with whom the Corporation and its subsidiaries do business.The term “securities” includes common and preferred equity, partnership interests, limited liability interests, debt securities, options or derivative instruments with respect to such securities, and securities that are convertible into or exchangeable for other securities.

Definition of Material Nonpublic Information

Material nonpublic information (and all other Corporation confidential information, including information about the Corporation’s growth strategies or pending transactions) should be communicated only to those people who need to know it for a legitimate business purpose and who are authorized to receive the information.

What is “material” information?

Whether information is “material” is not always clear. Generally speaking, information is “material” where there is a substantial likelihood that a reasonable investor would consider the information important in deciding whether to buy or sell the securities in question or where the information, if disclosed, could be viewed by a reasonable investor as having significantly altered the “total mix” of information available. Where the nonpublic information relates to a possible or contingent event, materiality depends upon a balancing of both the probability that the event will occur and the anticipated magnitude of the event in light of the totality of the activities of the issuer of the securities.

Common, but by no means exclusive, examples of what may be “material” include the following:

•	Financial performance, including net sales, comparable store sales, gross margin, operating income and net income and sales performance;

•	Financial forecasts, including earnings estimates;

•	Changes in previously disclosed financial information or guidance or the decision to suspend earnings guidance;

•	Significant changes in management or operations;

•	Dividend or distribution declarations (cash or securities) or stock splits;

•	Dividend or distribution increases or decreases;

•	A change in dividend or distribution policy;

•	Mergers, acquisitions, joint ventures or tender offers;

•	Acquisitions or dispositions of significant assets;

•	Proposed issuances of new securities;

•	Share repurchase programs;

•	Major litigation;

•	Extraordinary borrowings or liquidity problems;

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•	Purchases or sales of substantial assets;

•	Governmental investigations, criminal actions or indictments and any collateral consequences;

•	Significant related party transactions or material changes to those transactions;

•	Defaults under outstanding debt;

•	Changes in auditors or notifications that an auditor’s report may no longer be relied on;

•	Developments with respect to product or service offerings;

•	Developments regarding significant customers or suppliers;

•	Significant cybersecurity incidents; and

•	Bans on trading the Corporation’s securities or the securities of another company.

Information could also be material because of its expected effect on the price of the Corporation’s outstanding securities, the securities of another company not related to the Corporation or the securities of several such companies. As a result, the prohibition against the misuse of material information includes not only restrictions on trading in the Corporation’s outstanding securities but also restrictions on trading in the securities of third parties with whom the Corporation and its subsidiaries do business and are impacted by the material information until such information becomes public or is no longer material.

Because materiality determinations are often challenged with the benefit of hindsight, if a Covered Person has any doubt as to whether certain information is “material,” the information should be considered to be material and the Covered Person should consult with the Legal Department before making any decision to disclose such information or to trade in or recommend securities to which that information relates.

What is “nonpublic” information?

Information is “nonpublic” until it has been made available to investors generally. In this respect, one must be able to point to some fact to show that the information is generally public, such as the inclusion of such information in reports filed by the issuer of the securities with the U.S. Securities and Exchange Commission (the “SEC”) or press releases issued by the issuer of the securities or reference to such information in wire services or publications of general circulation such as Reuters, Bloomberg, Dow Jones, The Wall Street Journal or The New York Times. However, some time, at a minimum 24 hours, must be allowed after publication for this information to be considered to have been effectively communicated to the public. In addition, the fact that information has been disclosed to a few members of the public does not necessarily make it “public” for insider trading purposes.

As with questions of materiality, if there is any doubt as to whether certain information is “nonpublic,” the information should be considered to be nonpublic and Covered Persons should consult with the Legal Department before making any decision to disclose such information or to trade in or recommend securities to which that information relates.

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Common, but by no means exclusive, examples of what may be “nonpublic” information include the following:

•	Information available to the Corporation’s lenders;

•	Undisclosed facts that are the subject of rumors, even if the rumors are widely circulated; and

•	Information entrusted to the Corporation on a confidential basis.

Please note that material nonpublic information can conveyed through a number of sources, including but not limited to documents, discussions, meetings, software systems, emails and other correspondence.

How do I protect material nonpublic information?

The following practices should be followed to help prevent the misuse of material nonpublic information and other types of confidential information:

•	Do not communicate (including in person, on the telephone, through the Internet – including the use of social media – or at a conference) any information regarding the Corporation to anyone outside the Corporation except as permitted in accordance with the Corporation’s policies.

•	Avoid discussing or even speculating about confidential matters in places where you may be overheard by people who are not authorized to receive such information. Do not discuss confidential information with friends, relatives or social acquaintances.

•	Always put confidential documents away when not in use. Do not leave documents containing confidential information where they may be seen by persons who do not have a need to know the content of the documents.

•	Do not give your computer IDs and passwords to any other person. Password protect computers and log off when they are not in use.

•	Comply with the specific terms of any confidentiality agreements of which you are aware.

Prohibitions Applicable to All Covered Persons

This Policy prohibits all Covered Persons:

(i)	from engaging in transactions in any securities of the Corporation or its subsidiaries while in possession of material nonpublic information regarding the Corporation or its subsidiaries;

(ii)	from engaging in transactions in any securities of any other issuer with which the Corporation or its subsidiaries does business while in possession of material nonpublic information regarding any such issuer of such securities; and

(iii)	from communicating any material nonpublic information to any person who could use such information to purchase or sell securities (so-called “tipping”).

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Additional Prohibitions Applicable to Covered Persons

In addition to the above prohibitions, this Policy prohibits Covered Persons who are officers, directors and employees of the Corporation or its subsidiaries, as well as any of their Family Members or Controlled Entities, from:

•	Buying or selling puts or calls or other derivative securities based on the Corporation’s securities;

•	Engaging in the short sale of the Corporation’s securities;

•	Holding the Corporation’s securities in a margin account or pledging the Corporation’s securities as collateral for a loan; and

•	Entering into hedging or monetization transactions or similar arrangements with respect to the Corporation’s securities.

Notwithstanding the foregoing, for the avoidance of doubt, the prohibitions in this section shall not apply to the purchase of the Corporation’s securities pursuant to the Corporation’s employee stock purchase plan.

Trading Window Insiders and Open Trading Windows

What additional prohibitions are applicable to Trading Window Insiders?

In addition to the prohibitions that apply to Covered Persons, Trading Window Insiders may conduct transactions involving the Corporation’s securities ONLY during the Corporation’s Open Trading Windows (as defined below) unless approved in advance by the Legal Department.

When are the Corporation’s Open Trading Windows?

The Corporation generally has an “Open Trading Window” during the period beginning 24 hours after the release of the Corporation’s quarterly earnings and ending on the last trading day that is three calendar weeks after the first day of such Open Trading Window but in no event later than 28 days before the end of the current fiscal quarter (or on such other date as is determined by the Legal Department) or, if such day does not fall on a business day, on the immediately preceding business day.

However, from time to time, material nonpublic information regarding the Corporation (such as negotiation of mergers, acquisitions or dispositions , new product developments or material cyber incidents) may be pending and not publicly disclosed. While such material nonpublic information is pending, the Corporation may close Open Trading Windows or otherwise impose special blackout periods. If the Corporation imposes a special blackout period, it will notify the persons affected. Thereafter, and until they receive notice that the special blackout period has ended, such individuals shall be prohibited from engaging in any transactions involving the Corporation’s securities and from disclosing the fact of such suspension of trading to others.

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Trading during Open Trading Windows should not be considered a “safe harbor,” and all Covered Persons should use good judgment at all times. If a Covered Person is in possession of material nonpublic information, even during an Open Trading Window, then the Covered Person should not trade in the Corporation’s securities until the information has been made publicly available or is no longer material.

Pre-Clearance Persons and Pre-Clearance

Does anyone have to pre-clear transactions prior to trading?

Pre-Clearance Persons are required to obtain clearance from the Legal Department by providing the information included in the pre-clearance form attached hereto as Exhibit C to the Legal Department at preclearance@flooranddecor.com before conducting any transactions involving the Corporation’s securities (including any transactions that must be reported by such Pre-Clearance Person pursuant to Section 16 of the Exchange Act), even if the transaction would occur during an Open Trading Window. Clearance of a transaction will generally be valid only during Open Trading Windows for a two-business-day period or such other period specified by the Legal Department. If the transaction is not completed within the two-business-day or other specified period, pre-clearance of the transaction must be re-requested. If clearance is denied, the fact of such denial must be kept confidential by the person requesting such clearance.

What other procedures are applicable to Pre-Clearance Persons?

All Pre-Clearance Persons are required to comply with the obligations and restrictions imposed by the Exchange Act and the related rules and regulations of the SEC, including complying with any applicable holding periods and reporting relevant transactions by filing any required Section 16 reports.

In addition, individual directors and certain Pre-Clearance Persons designated by the Corporation’s board of directors are required to file Form 144 before making an open market sale of the Corporation’s securities. Form 144 notifies the SEC of a person’s intent to sell the Corporation’s securities.

Page 7 of 12       © 2024 Floor & Decor, Confidential, Internal Use Only. Not for Public Duplication.

Penalties for Insider Trading and Violations of this Policy

What are the penalties for insider trading?

Liability and penalties for insider trading or tipping are severe, both for individuals involved in such unlawful conduct and their employers. The purchase or sale of securities while aware of material nonpublic information, or the disclosure of material nonpublic information to others who then trade in possession of such information, is prohibited by federal and state laws. Insider trading violations are pursued vigorously by the SEC, U.S. Attorneys and state enforcement authorities as well as the laws of foreign jurisdictions. A Covered Person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation (for example, where the Covered Person tipped another).

Penalties and liabilities include:

•	Civil injunctions;

•	Private civil damage actions;

•	Jail sentences;

•	Disgorgements of profits (or the amount of losses avoided) plus statutory interest;

•	Civil penalties for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually received a benefit (for example, where the person tipped another);

•	Criminal fines for the insider;

•	Civil penalties for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided; and

•	Criminal fines for the employer or other controlling persons.

While the regulatory authorities concentrate their efforts on the individuals who trade, or who tip inside information to others who trade, the federal securities laws also impose potential liability on companies and other “controlling persons” if they fail to take reasonable steps to prevent insider trading by company personnel. Regulators have also prosecuted insider trading violations where an employee or insider has traded in the stock of another related company based on material nonpublic information learned in connection with their employment or role as an insider.

What are the penalties for violating this Policy?

Any violation of this Policy can be expected to result in serious sanctions by the Corporation, including dismissal for cause of the persons involved.

Complaints about potential insider trading and/or violations of this policy may be submitted to the Legal Department or using the procedures set forth in the Corporation’s Associate Handbook, including confidential, anonymous submissions using the Corporation’s Associate Concern Line

Page 8 of 12       © 2024 Floor & Decor, Confidential, Internal Use Only. Not for Public Duplication.

at 877-384-4233 (877-ETHICFD). The Corporation prohibits retaliation against anyone for good faith reporting of concerns relating to or arising from this Policy.

Exceptions to this Policy

Are transactions under the Corporation’s incentive plans covered by this Policy?

The receipt or vesting of any award granted under the Corporation’s incentive plans is generally exempt from the prohibitions on trading. The exercise of a stock option acquired pursuant to the Corporation’s incentive plans for cash in a manner permitted by the applicable stock option agreement, or the withholding of securities for the purposes of satisfying applicable tax withholding obligations, will not be subject to this Policy. However, this Policy does apply to any sale of the Corporation’s securities as part of a broker-assisted cashless exercise of a stock option, or any other market sale of the Corporation’s securities, including for the purposes of generating the cash needed to pay the exercise price of such option or satisfy the applicable tax withholding obligations.

Are transactions under the Corporation’s employee stock purchase plan covered by this Policy?

The election to participate in the Corporation’s employee stock purchase plan (the “Employee Stock Purchase Plan”) and the purchase of securities pursuant to the Employee Stock Purchase Plan are generally exempt from the prohibitions on trading outlined in this Policy. However, this Policy does apply to any sale of the Corporation’s securities, including the sale of any securities acquired pursuant to the Employee Stock Purchase Plan.

Are transactions pursuant to an approved 10b5-1 Plan covered by this Policy?

The prohibitions on trading outlined in this Policy do not apply to transactions under a pre-existing written plan, contract, instruction or arrangement (a “Rule 10b5-1 Plan”) pursuant to Rule 10b5-1 of the rules and regulations of the SEC under the Exchange Act that: (i) has been reviewed and approved by the Legal Department prior to entering into the Rule 10b5-1 Plan; (ii) was entered into in good faith by the Covered Person at a time when the Covered Person was not in possession of material nonpublic information about the Corporation and could have otherwise engage in a transaction in the Corporation’s securities pursuant to the terms of this Policy; and (iii) (A) explicitly specifies the amount of securities to be purchased or sold and the price at which and the date on which the securities are to be purchased or sold; (B) includes a written formula or algorithm, or computer program, for determining the amount of securities to be purchased or sold and the price at which and the date on which the securities are to be purchased or sold; or (C) gives a third party the discretionary authority to execute such purchases and sales, outside the influence or control of the Covered Person, so long as such third party does not possess any material nonpublic information about the Corporation. Rule 10b5-1 Plans may only

Page 9 of 12       © 2024 Floor & Decor, Confidential, Internal Use Only. Not for Public Duplication.

be entered into during an Open Trading Window.

Once a Rule 10b5-1 Plan (other than a plan adopted by the Corporation in connection with a share repurchase program) is pre-cleared and is adopted or modified, it is subject to a

“cooling-off” period before execution of the first trade. The “cooling-off” period for directors and officers subject to Section 16 of the Exchange Act ends on the later of: (1) 90 days following the Rule 10b5-1 Plan adoption or modification or (2) two business days following the disclosure in a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K of the Corporation’s financial results for the fiscal quarter in which the Rule 10b5-1 Plan was adopted or modified (however, the cooling-off period will not exceed 120 days following plan adoption or modification). For all other individuals, a 30 day cooling-off period is required.

A person or entity (other than the Corporation) may not enter into overlapping Rule 10b5-1 Plans (subject to certain exceptions) and may only enter into one single-trade Rule 10b5-1 Plan during any 12-month period (subject to certain exceptions). Directors and officers subject to Section 16 of the Exchange Act must include a representation in their Rule 10b5-1 Plan certifying that: (i) they are not aware of any material nonpublic information; and (ii) they are adopting the Rule 10b5-1 Plan in good faith and not as part of a plan or scheme to evade the prohibitions in Rule 10b-5.

Each Covered Person shall instruct the third party effecting transactions on its behalf under a 10b5-1 Plan to send duplicate confirmations of all transactions effected under the 10b5-1 Plan to the Legal Department.

Are transactions in mutual funds that are invested in Corporation securities covered by this Policy?

Transactions in mutual funds that are invested in the Corporation’s securities are not transactions subject to this Policy.

Page 10 of 12       © 2024 Floor & Decor, Confidential, Internal Use Only. Not for Public Duplication.

EXHIBIT A

Pre-Clearance Persons

(i)	all Executive Vice Presidents, Senior Vice Presidents and Vice Presidents of the Corporation or any subsidiary designated by the Legal Department, including their administrative assistants;

(ii)	all members of the Financial Planning & Analysis department at the Director-level or senior;

(iii)	all members of the Accounting department at the Director-level or senior; and

(iv)	the CEO and CFO of Spartan Surfaces, LLC.

EXHIBIT B

Trading Window Insiders

(i)	all employees whose main place of business or work is the Store Support Center located at 2500 Windy Ridge Pkwy SE, Atlanta GA 30339 (this includes remote positions that are classified as corporate Store Support Center positions);

(ii)	all regional and divisional team associates;

(iii)	all Chief Executive Merchants (“CEMs”) or CEMs in training (“CEM-ITs”); all Distribution Center General Managers; and all members of the Accounting department;

(iv)	all employees whose main place of business or work is the Asia Sourcing Office in Shanghai, China; and

(v)	all equity-eligible employees of Spartan Surfaces, LLC not otherwise covered by Exhibit A.

Page 11 of 12       © 2024 Floor & Decor, Confidential, Internal Use Only. Not for Public Duplication.

EXHIBIT C

FLOOR & DECOR HOLDINGS, INC.

PRE-CLEARANCE REQUEST FORM1

To: Floor & Decor Holdings, Inc. (the “Corporation”) Legal Department

From: _________________________

Re: Pre-Clearance of Proposed Transaction pursuant to the Corporation’s Insider Trading Policy

This is to advise you that the undersigned proposes to execute a transaction in the Corporation’s securities on ___________ ____, 20__, and requests that the Legal Department pre-clear the transaction as required by the Corporation’s Insider Trading Policy (the “Policy”).

A general description of the proposed transaction follows (e.g., open market purchase/sale of common stock, single trade, multiple trades, etc.):

_____________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

The undersigned hereby certifies that he/she is not in possession of material nonpublic information about the Corporation and will not enter into the transaction if the undersigned comes into possession of material nonpublic information about the Corporation between today’s date and the proposed trade execution date(s).

The undersigned has read and understands the Policy and hereby certifies that the above proposed transaction will not violate the Policy.

The undersigned agrees to advise the Corporation promptly if, as a result of future developments, any of the above information becomes inaccurate or incomplete in any respect. The undersigned understands that the Corporation may require additional information about the transaction, and agrees to provide such information upon request.

The undersigned understands that any clearance may be rescinded prior to the undersigned’s effecting the requested transaction if material nonpublic information regarding the Corporation arises and, in the judgment of the Corporation, the completion of the undersigned’s trade would be inadvisable. The undersigned understands that the ultimate responsibility for compliance with the insider trading provisions of the federal securities laws rests with the undersigned and that clearance of any proposed transaction should not be construed as a guarantee that the undersigned will not later be found to have been in possession of material nonpublic information.

The undersigned understands that the purchase or sale of securities while aware of material nonpublic information, or the disclosure of material nonpublic information to others who then trade in possession of such information, is prohibited by federal and state laws.

The undersigned understands that any violation of this Policy can be expected to result in serious sanctions by the Corporation, including dismissal for cause of the persons involved.

1 Please copy and paste the text of this form into an email and send it to preclearance@flooranddecor.com.

Page 12 of 12       © 2024 Floor & Decor, Confidential, Internal Use Only. Not for Public Duplication.

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

LINCOLNSHIRE POLICE

PENSION FUND and PUERTO

RICO ELECTRIC POWER

AUTHORITY EMPLOYEES’

RETIREMENT SYSTEM,

Derivatively on Behalf of FLOOR &

DECOR HOLDINGS, INC.,

Plaintiffs,

v.

THOMAS V. TAYLOR, LISA G.

LAUBE, BRIAN K. ROBBINS,

GEORGE VINCENT WEST,

DAVID B. KAPLAN, BRAD J.

BRUTOCAO, JOHN M. ROTH,

RACHEL H. LEE, ARES

CORPORATE OPPORTUNITIES

FUND III, L.P., ARES

MANAGEMENT CORPORATION,

FS EQUITY PARTNERS VI, L.P.,

FS AFFILIATES VI, L.P., and

FREEMAN SPOGLI

MANAGEMENT CO., L.P.,

Defendants,

-and-

FND HOLDINGS, INC., a Delaware corporation,

Nominal Defendant.

) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	C.A. No. 2020-0487-JTL

[PROPOSED] SCHEDULING ORDER

WHEREAS,

A.            The Parties to the above-captioned derivative action (the “Action”) have entered into a Stipulation of Compromise and Settlement, dated September 17, 2024 (the “Stipulation”),1 which provides for settlement and dismissal of the Action upon the terms and conditions set forth in the Stipulation;

B.            Plaintiffs have made an application, pursuant to Court of Chancery Rule 23.1, for entry of a scheduling order in accordance with the Stipulation, approving the form and content of the notice of the settlement (the “Settlement”) to Floor & Decor Holdings, Inc. (“FND”) Stockholders and scheduling the date and time for the Settlement Hearing;

C.            The Court, having read and considered the Stipulation and the exhibits attached thereto; the Stipulation being sufficient to warrant notice to FND Stockholders; and all Parties having consented to the entry of this Scheduling Order;

NOW THEREFORE, IT IS HEREBY ORDERED that:

1.            Settlement Hearing: The Court will hold a Settlement Hearing on _____________, 2024, at __:__ _.m, either remotely or in person, and, if in person, at the Court of Chancery of the State of Delaware, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801. At the Settlement

 1 Capitalized terms not otherwise defined shall have the same meanings as set forth in the Stipulation.

Hearing, the Court will consider and determine: (a) whether Plaintiffs and Plaintiffs’ Counsel have adequately represented the interests of FND and its Stockholders; (b) whether the proposed Settlement on the terms and conditions in the Stipulation is fair, reasonable, and adequate to Plaintiffs, FND and its Stockholders, and should be approved by the Court; (c) whether an Order and Final Judgment substantially in the form attached to the Stipulation as Exhibit 4 should be entered dismissing the Action with prejudice; (d) whether the application by Plaintiffs’ Counsel for an award of attorneys’ fees and reimbursement of litigation expenses (“Fee and Expense Application”) should be approved; and (e) any other matters that the Court may deem appropriate.

2.            The Court may adjourn the Settlement Hearing without further notice to FND Stockholders.

3.            The Court reserves the right to approve the proposed Settlement with such modifications as the Parties may agree to without further notice to FND Stockholders.

4.            Manner of Giving Notice: Notice of the Settlement and the Settlement Hearing shall be given by FND as follows:

(a)            Within four (4) business days after the entry of the Scheduling Order, FND shall: (i) cause the Stipulation (along with any exhibits thereto) and a long-form notice to be filed with the SEC via Form 8-K, and (ii) post a link to the Stipulation (along with any exhibits thereto) and a long-form notice on FND’s website such that visitors to the “Investors Relations” section of the website will readily find a hyperlink to the long-form notice and Stipulation (along with any exhibits thereto), which shall be maintained as an active link until such time as the Court grants final approval of the Settlement.

5.            Approval of Form and Content of Notice: The Court (a) approves as to form and content the Notice, attached to the Stipulation as Exhibit 3, and (b) finds that publication of the Notice in the manner and form set forth in Paragraph 4 above: (i) constitutes notice that is reasonably calculated, under the circumstances, to apprise FND Stockholders of the pendency of the Action, of the effect of the proposed Settlement (including the Releases to be provided thereunder), of the Fee and Expense Application, of FND Stockholders’ right to object to the Settlement, Fee and Expense Application, and of FND Stockholders’ right to appear at the Settlement Hearing; (ii) constitutes due, adequate, and sufficient notice to all Persons and entities entitled to receive notice of the proposed Settlement; and (iii) satisfies the requirements of Court of Chancery Rule 23.1, the United States Constitution (including the Due Process Clause), and all other applicable laws and rules. No later than two (2) days prior to the Settlement Hearing, FND shall serve on Plaintiffs' Counsel and file with the Court proof, by affidavit or declaration, of compliance with the notice provisions listed above.

6.            Appearance and Objections at the Settlement Hearing: Any FND Current Stockholder who objects to the Settlement and/or the Fee and Expense Application, or who otherwise wishes to be heard, may appear in person or through his, her, or its attorney at the Settlement Hearing and present any evidence or argument that may be proper and relevant; provided, however, that no such Person or entity shall be heard, and no papers, briefs, pleadings, or other documents submitted by any such Person or entity shall be received and considered by the Court unless, no later than twenty-one (21) calendar days before the Settlement Hearing, such Person or entity files with the Register in Chancery in the Court of Chancery of the State of Delaware, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801 written objection to the Settlement setting forth a written and signed notice of intention to appear, which states: (a) the name, address, telephone number, and email address (if available) of the objector and, if represented, of his, her, or its counsel; (b) the number of shares of FND stock the FND Stockholder currently holds, together with third-party documentary evidence thereof, such as the most recent account statement; (c) a written, detailed statement of specific objections to any matter before the Court, and the specific grounds therefore or the reasons why such Person or entity desires to appear and to be heard; and (d) a list of all cases, by case names, dates, courts, docket numbers, and disposition, in which the Stockholder or his, her, or its counsel, has objected to a settlement in the last seven (7) years. If such Person or entity intends to appear and requests to be heard at the Settlement Hearing, such Stockholder must, in addition to the requirements above, have filed with the Register in Chancery a notice of appearance of the Stockholder’s intention to appear at the Settlement Hearing, which shall contain: (a) a statement that indicates the basis for such appearance; (b) the identities of any witnesses the Stockholder intends to call at the Settlement Hearing and a statement as to the subjects of their testimony; and (c) any and all evidence that would be presented at the Settlement Hearing. If a FND Stockholder files a written objection and/or written notice of intent to appear, such Stockholder must also serve copies of such notice, proof, statements, and documentation, together with copies of any other papers or briefs filed with the Court by hand delivery or first class mail at least twenty-one (21) calendar days prior to the Settlement Hearing upon each of the following:

Counsel for Plaintiffs Martin S. Lesser Emily V. Burton Kevin P. Rickert Young Conaway Stargatt & Taylor, LLP Rodney Square 1000 North King Street Wilmington, DE 19801 (302) 571-6600

Counsel for Defendants

John P. DiTomo

Rachel R. Tunney

Morris Nichols Arsht & Tunnell LLP

1201 North Market Street

Wilmington, DE 19801

(302) 658-9200

B. Warren Pope

Brian Barnes

King & Spalding LLP

1180 Peachtree Street, N.E.

Counsel for Plaintiff Lincolnshire Police Pension Fund

Brian J. Robbins

Craig W. Smith

Shane P. Sanders

Michelle B. Gaulin

Robbins LLP

5060 Shoreham Place, Suite 300

San Diego, CA 92122

(619) 525-3990

Counsel for Plaintiff Puerto Rico Electric Power Authority Employees’ Retirement System

Lawrence D. Levit

Atara Hirsch

Michael J. Klein

Abraham, Fruchter & Twerksy, LLP

450 Seventh Avenue, 38th Floor

New York, New York 10123

(212) 279-5050

Atlanta, Georgia 30309-3521 (404) 572-4600 Counsel for FND Rudolf Koch Richards, Layton & Finger, P.A. One Rodney Square, 920 North King Street, Wilmington, DE 19801 (302) 651-7721

7.            Unless the Court orders otherwise, any Person or entity who or which does not make his, her, or its objection in the manner prescribed above shall be deemed to have waived his, her, or its right to object to any aspect of the proposed Settlement or to the Fee and Expense Application, including any right of appeal, and shall be forever barred and enjoined from objecting to the fairness, reasonableness, or adequacy of the Settlement or the requested attorneys’ Fee and Expense Application, or from otherwise being heard concerning the Settlement or the Fee and Expense Application in this or any other proceeding.

8.            All FND Stockholders shall be bound by all orders, determinations, and judgments in the Action concerning the Settlement, whether favorable or unfavorable to FND Stockholders.

9.            If the Settlement is approved by the Court following the Settlement Hearing, the Court shall enter the Order and Final Judgment, substantially in the form attached to the Stipulation as Exhibit 4.

10.          Stay and Temporary Injunction: Until otherwise ordered by the Court, the Court stays all proceedings in the Action other than proceedings necessary to carry out or enforce the terms and conditions of the Stipulation. Pending final determination of whether the Settlement should be approved, the Court bars and enjoins Plaintiffs and all other FND Stockholders from commencing, instituting, or prosecuting any of the Released Claims against any of the Released Defendants.

11.          Notice Costs: FND shall be responsible for all costs and expenses of providing notice of the proposed Settlement (“Notice Costs”). In no event shall Plaintiffs or Plaintiffs’ Counsel be responsible for any Notice Costs.

12.          Termination of Settlement: If the Settlement is terminated pursuant to Paragraph 2.16 of the Stipulation, the Parties shall be restored to their respective positions in the Action on the date immediately prior to the execution of the Stipulation, and shall promptly agree on a new scheduling order to govern further proceedings in the Action.

13.          No Admission: As stated in Paragraph 4.1 of the Stipulation, neither the Stipulation nor any act or omission in connection therewith is intended or shall be deemed or argued to be evidence of or to constitute an admission or concession by: (a) Defendants, FND, or any of the other Defendants’ Releasees as to (i) the truth of any fact alleged by Plaintiffs, (ii) the validity of any claims or other issues raised, or which might be or might have been raised, in the Action or in any other litigation, (iii) the deficiency of any defense that has been or could have been asserted in the Action or in any litigation, or (iv) any wrongdoing, fault, or liability of any kind by any of them, which each of them expressly denies; or (b) Plaintiffs or any of the other Plaintiffs’ Releasees that any of their claims are without merit, that any of the Defendants or Defendants’ Releasees had meritorious defenses, or that damages or other relief recoverable in the Action would not have exceeded the terms of the Settlement. Notwithstanding the foregoing, Defendants and the Defendants’ Releasees may file the Stipulation and/or Judgment in any action that has been or may be brought against them in order to support a claim or defense based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim or in connection with any insurance litigation.

14.          Supporting Papers: Plaintiffs’ Counsel shall file and serve the opening papers in support of the proposed Settlement, plus the Fee and Expense Application, and any supporting papers, no later than thirty (30) calendar days before the Settlement Hearing. Opposition papers, if any, shall be filed and served no later than fifteen (15) calendar days before the Settlement Hearing. Reply papers, if any, shall be filed and served no later than five (5) calendar days before the Settlement Hearing.

15.          The Court retains jurisdiction to consider all further applications arising out of or connected with the Stipulation.

Vice Chancellor J. Travis Laster

Dated: __________________, 2024

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

LINCOLNSHIRE POLICE PENSION FUND and PUERTO RICO ELECTRIC POWER AUTHORITY EMPLOYEES’ RETIREMENT SYSTEM, Derivatively on Behalf of FLOOR & DECOR HOLDINGS, INC.,

Plaintiffs,

v.

THOMAS V. TAYLOR, LISA G.

LAUBE, BRIAN K. ROBBINS,

GEORGE VINCENT WEST,

DAVID B. KAPLAN, BRAD J.

BRUTOCAO, JOHN M. ROTH,

RACHEL H. LEE, ARES

CORPORATE OPPORTUNITIES

FUND III, L.P., ARES

MANAGEMENT CORPORATION,

FS EQUITY PARTNERS VI, L.P.,

FS AFFILIATES VI, L.P., and

FREEMAN SPOGLI

MANAGEMENT CO., L.P.,

Defendants,

-and-

FND HOLDINGS, INC., a Delaware corporation,

Nominal Defendant.

) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	C.A. No. 2020-0487-JTL

NOTICE OF PROPOSED DERIVATIVE SETTLEMENT

TO:	ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF THE COMMON STOCK OF FLOOR & DECOR HOLDINGS, INC. (“FND” OR THE “COMPANY”) AS OF SEPTEMBER 17, 2024, WHO CONTINUE TO OWN SUCH SHARES THROUGH THE DATE OF THE SETTLEMENT HEARING (“FND STOCKHOLDERS”).

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO THE PROPOSED SETTLEMENT AND DISMISSAL OF THE ABOVE-CAPTIONED DERIVATIVE ACTION (THE “ACTION”) BY COURT ORDER AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY THESE LEGAL PROCEEDINGS. IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS.

IF YOU HOLD FND COMMON STOCK FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.

Notice is hereby provided to you of the proposed settlement (the “Settlement”) of this stockholder derivative litigation styled Lincolnshire Police Pension Fund et al. v. Taylor et al., C.A. No. 2020-0487-JTL, pending in the Court of Chancery of the State of Delaware (the “Court”), which was brought by FND stockholders on behalf of FND (the “Action”). It is not an expression of any opinion by the Court with respect to the truth of the allegations in the litigation or merits of the claims or defenses asserted by or against any party. It is solely to notify you of the terms of the proposed Settlement, and your rights related thereto. The terms of the proposed Settlement, which remains subject to approval by the Court, are set forth in a written Stipulation of Compromise and Settlement dated September 17, 2024

(“Stipulation”),1 entered into by and among: (a) Plaintiff Lincolnshire Police Pension Fund (“Lincolnshire”), a stockholder of FND, derivatively on behalf of FND pursuant to Delaware Court of Chancery Rule 23.1; (b) Plaintiff Puerto Rico Electric Power Authority Employees’ Retirement System (“Puerto Rico”), a stockholder of FND, derivatively on behalf of FND pursuant to Delaware Court of Chancery Rule 23.1; (c) Thomas V. Taylor, Lisa G. Laube, Brian K. Robbins, George Vincent West, David B. Kaplan, Brad J. Brutocao, John M. Roth, Rachel H. Lee (collectively, the “Individual Defendants”); (d) Ares Corporate Opportunities Fund III, L.P., Ares Management Corporation, FS Equity Partners VI, L.P., FS Affiliates VI, L.P., and Freeman Spogli Management Co., L.P. (collectively, the “Sponsor Defendants”) (the Individual Defendants and the Sponsor Defendants are referred to herein as the “Defendants”); and (e) nominal defendant FND. A link to the Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) attaching the Stipulation and this Notice may be found on FND’s website at the Investor Relations page at https://ir.flooranddecor.com/.

I.	WHY THE COMPANY HAS ISSUED THIS NOTICE

The purpose of this notice is to inform you about: (a) the Action; (b) the proposed Settlement, subject to Court approval, on the terms and conditions set forth

1 Capitalized terms not otherwise defined shall have the same meanings as set forth in the Stipulation.

in the Stipulation; and (c) your rights, among other things, to object to the Settlement and attend the hearing that the Court will hold on _____________, 2024, at __:__ _.m at the Court of Chancery of the State of Delaware, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801 (the “Settlement Hearing”). The purpose of the Settlement Hearing is: (a) to determine whether Plaintiffs and Plaintiffs’ Counsel have adequately represented the interests of FND and its stockholders; (b) to determine whether the proposed Settlement on the terms and conditions in the Stipulation is fair, reasonable, and adequate to Plaintiffs, FND, and its stockholders, and should be approved by the Court; (c) to determine whether an Order and Final Judgment substantially in the form attached to the Stipulation as Exhibit 4 should be entered dismissing the Action with prejudice; (d) to determine whether the application by Plaintiffs’ Counsel for an award of attorneys’ fees and reimbursement of litigation expenses (“Fee and Expense Application”) should be approved; (e) to hear and consider any objections to the Settlement or to the Fee and Expense Application; and (f) to consider any other matters that may properly be brought before the Court in connection with the Settlement.

The Court may: (a) approve the Settlement, with such modifications as may be agreed to by counsel for the Parties consistent with such Settlement without further notice to FND Stockholders; (b) continue or adjourn the Settlement Hearing by oral announcement at the hearing or any adjournment thereof without further notice to FND Stockholders; and (c) conduct the Settlement Hearing remotely without further notice to FND Stockholders. If you intend to attend the Settlement Hearing, please consult the Court’s calendar for any change in date, time, or format.

THERE IS NO CLAIMS PROCEDURE. This case was brought to protect the interests of FND. The Settlement will not result in a payment to individuals, and accordingly, there will be no claims procedure.

II.	FACTUAL AND PROCEDURAL BACKGROUND

A.            Factual Allegations

FND is an Atlanta-based specialty retailer of hard surface flooring and related accessories with warehouse-format retail stores. Thomas Taylor is CEO. Trevor Lang was CFO through November 2022 and is now President. Lisa Laube was the Company’s President until her retirement in April 2022, and Brian Robbins was the Company’s EVP, Business Development and Strategy until his departure in March 2024.

Defendants David Kaplan, Rachel Lee, John Roth, and Brad Brutocao were members of the Company’s Board of Directors. They were appointed to the Board by certain of the Sponsor Defendants pursuant to an Investor Rights Agreement that gave such Sponsor Defendants the right to nominate members of the Company’s Board according to their percentage ownership in the Company’s stock. Ares Corporate Opportunities Fund III, L.P. (“ACOF III”) nominated Mr. Kaplan and Ms.

Lee, both of whom were employed by affiliates of Ares Management Corporation. FS Equity Partners VI, L.P. and FS Affiliates VI, L.P. (collectively, the “FS Funds”) nominated Mr. Roth and Mr. Brutocao, both of whom were partners at Freeman Spogli.

The Sponsor Defendants each invested in FND in 2010, such that at the time FND conducted its initial public offering (the “IPO”) in May 2017, the Sponsor Defendants had been invested in FND for more than 6 years. At the time of the Company’s IPO, a portion of the Company’s common stock was held by the Sponsor Defendants, namely ACOF III and the FS Funds. ACOF III is affiliated with Defendant Ares Management Corporation, and the FS Funds are affiliated with Defendant Freeman Spogli Management Co., L.P.

Following the May 2017 IPO, the Sponsor Defendants began selling down their holdings through a series of secondary public offerings, as is typical for private equity sponsors following a company’s initial public offering. The third such offering, referred to herein as the SPO, commenced on May 23, 2018. At the time of the SPO, ACOF III owned 42.0% and the FS Funds owned 20.4% of FND common stock. In the SPO, ACOF III and the FS Funds planned to sell certain shares to the Underwriter, J.P. Morgan Securities LLC, resulting in lowering their ownership to 35% for ACOF III and 17% for the FS Funds.

The Sponsor Defendants continued to sell down their holdings following the SPO. As of March 23, 2020, ACOF III owned 12.0% and the FS Funds owned 5.8% of FND common stock. As of August 2020, ACOF III and the FS Funds no longer held beneficial ownership in the Company.

Pursuant to Rule 10b5-1 trading plans executed in May 2018, Mr. West, Mr. Taylor, Ms. Laube, and Mr. Robbins made certain stock sales in mid- to late-June 2018. Specifically, pursuant to a Rule 10b5-1 trading plan dated May 18, 2018, Mr. West sold 240,000 shares for $13,060,111.42 on June 18 and 19, 2018; pursuant to a Rule 10b5-1 trading plan dated May 18, 2018, Mr. Taylor sold 36,525 shares for $2,009,970.75 on June 18, 2018; pursuant to a Rule 10b5-1 trading plan dated May 18, 2018, Ms. Laube sold 60,000 shares for $3,272,596.92 on June 18, 2018; and pursuant to a Rule 10b5-1 trading plan dated May 25, 2018, Mr. Robbins sold 17,044 shares for $852,200 on June 26, 2018.

B.            The Federal Securities Action

In May 2019, putative stockholders of FND filed a securities class action against the Company’s CEO, CFO, and the Sponsor Defendants in the Northern District of Georgia (the “Federal Securities Action”). The Federal Securities Action alleged violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) based on allegations similar to Plaintiffs’ allegations here, namely that the defendants knowingly failed to disclose certain negative financial information leading up to FND’s May 2018 SPO and engaged in improper stock sales while possessing this information. The court in the Federal Securities Action dismissed the complaint in its entirety as without merit in September 2020 and entered final judgment in favor of the defendants. See In re Floor & Decor Holdings, Inc. Sec. Litig., No. 1:19-CV-2270-SCJ, 2020 WL 13543880 (N.D. Ga. Sept. 21, 2020).

C.            This Derivative Action

On November 18, 2019, Plaintiff Lincolnshire demanded to inspect certain books and records of the Company pursuant to 8 Del. C. § 220. Lincolnshire’s Section 220 demand letter was based on similar allegations as those set forth in the Federal Securities Action. Then, on December 30, 2019, Plaintiff Puerto Rico issued a separate, but substantially similar letter, also seeking to inspect books and records based on similar allegations as those set forth in the Federal Securities Action (collectively, the “220 Demands”). After executing confidentiality agreements, the Company produced certain books and records to Lincolnshire and to Puerto Rico.

Plaintiff Lincolnshire filed the initial complaint in this Action on June 19, 2020. Plaintiff Puerto Rico, however, filed a Section 220 complaint on August 5, 2020, seeking additional books and records. See Puerto Rico Elec. Power Authority Emps.’ Ret. Sys. v. Floor & Decor Holdings, Inc., C.A. No. 2020-0653-JTL (Del. Ch.) (the “220 Action”). Puerto Rico and FND settled the 220 Action and filed a stipulation to dismiss that case on June 16, 2022 with the Company producing additional books and records.

After the parties settled the 220 Action, Plaintiffs filed a Consolidated Amended Complaint on September 14, 2022. Plaintiffs filed a Verified Second Amended Stockholder Derivative Complaint (the “Complaint”) on December 22, 2022. Plaintiffs voluntarily dismissed several of the defendants who had been named in the initial complaint, including Mr. Lang and outside directors Norman H. Axelrod, Peter M. Starrett, Michael Fung, Richard L. Sullivan, and Felicia D. Thornton (the “Dismissed Defendants”). The Complaint asserts claims for breach of fiduciary duty and unjust enrichment, contending that Defendants traded on the basis of material non-public information in connection with and following the May 2018 SPO.

On February 6, 2023, Defendants filed a Motion to Dismiss the Complaint. The Court denied that motion on December 5, 2023. See Tr. of Dec. 5, 2023 MTD Ruling.

D.            The Settlement Negotiations

Following the filing of answers by Defendants, Defendants’ responses to written interrogatories, and a substantial production of responsive documents by the Defendants (over 62,000 pages), the Parties attended a private, non-binding confidential mediation on May 14, 2024, before the Honorable Layn R. Phillips. The

Parties did not resolve the case at the May 14, 2024 mediation, but continued to negotiate with the assistance of Judge Phillips and his team, and the Parties continued to make additional progress.

On July 25, 2024, after substantial negotiations between the Parties and the exchange of multiple offers and counteroffers, Judge Phillips made a mediator’s proposal regarding the monetary component of the settlement, which the Parties accepted.

On August 14, 2024, Plaintiffs and Defendants submitted a Stipulation and Proposed Scheduling Order to the Court, advising the Court that the Parties accepted the proposal from Judge Philips regarding the monetary component, subject to a successful negotiation of the remaining components of the potential settlement, and asking the Court for thirty days to reach a final agreement on all settlement terms. The Court granted the Stipulation and Scheduling Order on August 19, 2024.

Following the submitted August 14, 2024 Stipulation and Scheduling Order, the Parties continued to negotiate certain corporate governance and non-monetary terms, including exchanging multiple drafts and counterproposals. Ultimately, the Parties were able to reach an agreement on all remaining material substantive terms of the settlement.

Thereafter, the Parties commenced negotiations regarding the attorneys’ fees and expenses to be paid to Plaintiffs’ Counsel, subject to Court approval. In recognition of the benefit conferred on the Company as a result of the Settlement, Defendants have agreed not to oppose an application for an award of attorneys’ fees and expenses to be paid to Plaintiffs’ Counsel, so long as the total amount for attorneys’ fees and reimbursement of expenses does not exceed two million and one hundred thousand dollars ($2,100,000).

On September 17, 2024, the Parties entered into the Stipulation setting forth the terms of the Settlement. On ___________, 2024, the Court entered the Scheduling Order providing for, among other things, scheduling of the Settlement Hearing and provision of this Notice to FND Stockholders.

III.	TERMS OF THE SETTLEMENT

In accordance with the terms of the Stipulation and in consideration of the full settlement, satisfaction, compromise, and release of the Released Plaintiffs’ Claims and the dismissal with prejudice of the Action, Defendants will pay, and/or cause their insurers to pay, eight million dollars ($8,000,000) to FND (the “Settlement Payment”). Because the Action was brought on behalf of FND, no portion of the Settlement Payment will be payable to any individual stockholder of the Company.

The proposed Settlement further requires the Company to adopt certain corporate governance measures, as described in Exhibit 1 to the Stipulation (the “Reforms”). Certain of the Reforms specifically identified in the Stipulation shall be maintained for a minimum of four (4) years following the final approval of the Settlement. FND acknowledges that the Action was a substantial and material factor in FND’s adoption of the corporate governance measures and that the corporate governance measures confer valuable benefits on FND and its stockholders.

The Settlement is contingent on receiving approval from the Court.

IV.	DISMISSAL AND RELEASES

The Settlement is conditioned upon the occurrence of certain events, which include, among other things: (a) Court entry of the Scheduling Order; (b) final approval of the Settlement by the Court following notice to FND Current Stockholders and the Settlement Hearing contemplated by the Stipulation; (c) Court entry of the Final Order and Judgment, approving the Settlement and dismissing with prejudice the Action; and (d) the passing of the date upon which the Judgment becomes Final (the “Effective Date”).

Upon the Effective Date, Plaintiffs and Plaintiffs’ Releasees shall be deemed to have fully, finally, and forever compromised, settled, released, resolved, relinquished, waived, discharged, extinguished, and dismissed with prejudice, and shall forever be enjoined from prosecuting, the Released Plaintiffs’ Claims against Defendants and Defendants’ Releasees.

Upon the Effective Date, Defendants and Defendants’ Releasees shall be deemed to have fully, finally, and forever compromised, settled, released, resolved, relinquished, waived, discharged, extinguished, and dismissed with prejudice, and shall forever be enjoined from prosecuting, the Released Defendants’ Claims against Plaintiffs and Plaintiffs’ Releasees.

Nothing within these releases shall in any way impair or restrict the rights of any Party to enforce the terms of the Stipulation.

V.	PLAINTIFFS’ COUNSEL’S ATTORNEYS’ FEES AND EXPENSES

After negotiating the material substantive terms of the Settlement, Plaintiffs’ Counsel and Defendants’ Counsel separately negotiated the attorneys’ fees and expenses to be paid to Plaintiffs’ Counsel based on the substantial benefits conferred upon FND and its stockholders by the Settlement. In light of the substantial benefits conferred by Plaintiffs’ Counsel’s efforts upon FND and its stockholders, FND, acting by and through its Board, has agreed that Defendants shall cause to be paid to Plaintiffs’ Counsel two million and one hundred thousand dollars ($2,100,000) for an all-in award of attorneys’ fees and expenses, subject to Court approval. The Fee and Expense Award shall include all fees and expenses sought with respect to the Action and be funded solely out of the $8,000,000 Settlement Payment.

VI.	REASONS FOR THE SETTLEMENT

Plaintiffs and Plaintiffs’ Counsel thoroughly considered the facts and law underlying the claims asserted in the Action. Although Plaintiffs and Plaintiffs’ Counsel believe that the claims asserted in the Action have merit, they also believe that the Settlement described herein provides substantial and immediate benefits for FND and FND Stockholders. Plaintiffs and Plaintiffs’ Counsel recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Action against Defendants through trial and appeals. Plaintiffs and Plaintiffs’ Counsel have also considered the attendant risks of continued litigation and the uncertainty of the outcome of the Action. Plaintiffs and Plaintiffs’ Counsel are also mindful of the inherent problems of proof associated with, and possible defenses to, the claims asserted in the Action.

In light of the substantial monetary recovery included in the Settlement, and on the basis of information available to them, including publicly available information and the significant discovery obtained from Defendants, Plaintiffs and Plaintiffs’ Counsel believe that the Settlement set forth in the Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon FND. Based upon Plaintiffs’ Counsel’s evaluation, Plaintiffs have determined that the Settlement is in the best interests of FND and have agreed to settle the Released Claims upon the terms and subject to the conditions set forth in the Stipulation.

Defendants and the Dismissed Defendants, who believe they have substantial defenses to the claims alleged against them in the Action, have denied and continue to deny that they have committed any violations of law, breaches of duty, or other wrongdoing toward the Company, its public stockholders, Plaintiffs, or any other Person concerning any of the claims or requests for relief set forth in the Complaint. Defendants and the Dismissed Defendants maintain that their conduct was at all times proper, compliant with applicable law, and taken in good faith and in a manner they reasonably believed to be in the best interests of the Company and its stockholders.

Nevertheless, Defendants wish to eliminate the uncertainty, risk, burden, and expense of further litigation, and to permit the operation of FND without further distraction and diversion of its Board and personnel with respect to the Action. In addition, the Sponsor Defendants wish to operate their firms without further burden, cost, or distraction to their Boards and their personnel with respect to the Action. Defendants, without in any way acknowledging any wrongdoing, fault, liability, or damages, have therefore determined that settling the Action on the terms and conditions set forth in this Stipulation is appropriate, and the Defendants who are currently on the Board of FND have determined that settling the Action on the terms and conditions set forth in this Stipulation is in the best interest of FND.

VII.	SETTLEMENT HEARING

On ________________, 2024, at __:___ __.m., the Court will hold a Settlement Hearing either remotely or in person, and, if in person, at the Court of Chancery of the State of Delaware, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801. At the Settlement Hearing, the Court will consider and determine: (a) whether Plaintiffs and Plaintiffs’ Counsel have adequately represented the interests of FND and its stockholders; (b) whether the proposed Settlement on the terms and conditions in the Stipulation is fair, reasonable, and adequate to Plaintiffs, FND, and its stockholders, and should be approved by the Court; (c) whether an Order and Final Judgment substantially in the form attached to the Stipulation as Exhibit 4 should be entered dismissing the Action with prejudice; (d) whether the Fee and Expense Application should be approved; and (e) any other matters that the Court may deem appropriate.

VIII.	RIGHT TO ATTEND SETTLEMENT HEARING

Any current FND Stockholder may, but is not required to, appear in person (or telephonically or via any video platform as may be designated by the Court) at the Settlement Hearing. If you want to be heard at the Settlement Hearing, then you must first comply with the procedures for objecting, which are set forth below. The Court has the right to change the hearing date, time, or platform used (i.e., in person, telephonically, or via video) without further notice. Thus, if you are planning to attend the Settlement Hearing, you should confirm the date, time, and platform before going to the Court. FND stockholders who have no objection to the Settlement do not need to appear at the Settlement Hearing or take any other action.

IX.	RIGHT TO OBJECT TO THE PROPOSED DERIVATIVE SETTLEMENT AND PROCEDURES FOR DOING SO

FND Current Stockholders have the right to object to any aspect of the Settlement and may request to be heard at the Settlement Hearing. You must object and/or request to be heard in writing. If you choose to object or request to be heard, then you must follow these procedures.

A.	Objections and Intentions to Appear Must Be in Writing

Any objections must be presented in writing and must contain the following information:

1.	The FND Current Stockholder’s name, address, telephone number, and email address (if available);

2.	If the objection is made by the FND Current Stockholder’s counsel, that counsel’s name, address, telephone number, and email address;

3.	The number of shares of FND stock the FND Current Stockholder currently holds, together with third-party documentary evidence thereof, such as the most recent account statement;

4.	A written, detailed statement of specific objections to any matter before the Court, and the specific grounds therefore or the reasons why the FND Current Stockholder desires to appear and to be heard; and

5.	A list of any cases, by case names, dates, courts, docket numbers, and disposition, in which the FND Current Stockholder or his, her, or its counsel, has objected to a settlement in the last seven (7) years.

The Court may not consider any objection that does not substantially comply with these requirements.

If a FND Current Stockholder intends to appear and requests to be heard at the Settlement Hearing, such stockholder must, in addition to the requirements above, have filed with the Register in Chancery a notice of appearance of the stockholder’s intention to appear at the Settlement Hearing, which shall contain: (a) a statement that indicates the basis for such appearance; (b) the identities of any witnesses the stockholder intends to call at the Settlement Hearing and a statement as to the subjects of their testimony; and (c) any and all evidence that would be presented at the Settlement Hearing.

B.	You Must Timely File Written Objections with the Court and Deliver Those Objections to Counsel for the Parties

ANY WRITTEN OBJECTIONS MUST BE ON FILE WITH THE CLERK OF THE COURT NO LATER THAN ____________________, 2024.

The Register in Chancery’s Address is:

Court of Chancery of the State of Delaware

Leonard L. Williams Justice Center

500 North King Street

Wilmington, Delaware 19801

YOU ALSO MUST DELIVER COPIES OF NOTICE, PROOF, STATEMENTS, AND DOCUMENTATION, TOGETHER WITH COPIES OF ANY OTHER PAPERS OR BRIEFS FILED WITH THE COURT TO COUNSEL FOR THE PARTIES SO THEY ARE RECEIVED NO LATER THAN ____________________, 2024. Counsel’s addresses are:

Counsel for Plaintiffs

Martin S. Lesser

Emily V. Burton

Kevin P. Rickert

Young Conaway Stargatt & Taylor, LLP

Rodney Square

1000 North King Street

Wilmington, DE 19801

(302) 571-6600

Counsel for Plaintiff Lincolnshire Police Pension Fund

Counsel for Defendants

John P. DiTomo

Rachel R. Tunney

Morris Nichols Arsht & Tunnell LLP

1201 North Market Street

Wilmington, DE 19801

(302) 658-9200

B. Warren Pope

Brian Barnes

King & Spalding LLP

1180 Peachtree Street, N.E.

Atlanta, Georgia 30309-3521
(404) 572-4600

Brian J. Robbins

Craig W. Smith

Shane P. Sanders

Michelle B. Gaulin

Robbins LLP

5060 Shoreham Place, Suite 300

San Diego, CA 92122

(619) 525-3990

Counsel for Plaintiff Puerto Rico Electric Power Authority Employees’ Retirement System

Lawrence D. Levit

Atara Hirsch

Michael J. Klein

Abraham, Fruchter & Twerksy, LLP

450 Seventh Avenue, 38th Floor

New York, New York 10123

(212) 279-5050

Counsel for FND Rudolf Koch Richards, Layton & Finger, P.A. One Rodney Square, 920 North King Street, Wilmington, DE 19801 (302) 651-7721

Unless the Court orders otherwise, your objection will not be considered unless it is timely filed with the Court and delivered to the above-referenced counsel for the Parties. Any Person or entity who fails to object or otherwise request to be heard in the manner prescribed above shall be deemed to have waived his, her, or its right to object to any aspect of the proposed Settlement or to the Fee and Expense Application, including any right of appeal, and shall be forever barred and enjoined from objecting to the fairness, reasonableness, or adequacy of the Settlement and the Fee and Expense Application, or from otherwise being heard concerning the Settlement or the Fee and Expense Application in this or any other proceeding.

X.	HOW TO OBTAIN ADDITIONAL INFORMATION

This Notice summarizes the Stipulation. It is not a complete statement of the events of the Action or the Settlement contained in the Stipulation. You may inspect the Stipulation and other papers in the Action at the Register in Chancery’s office at any time during regular business hours of each business day. The Register in Chancery’s office is located at Court of Chancery of the State of Delaware, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801. However, you must appear in person to inspect these documents. The Register in Chancery’s office will not mail copies to you. You may also view and download the Stipulation, as well as this Notice, at https://ir.flooranddecor.com/. You may obtain further information by contacting Plaintiffs’ Counsel: Martin Lesser, Young Conaway Stargatt & Taylor, LLP, 1000 North King Street, Wilmington, Delaware 19801, (302) 571-6600, Email: mlessner@ycst.com; Shane Sanders, Robbins LLP, 5060 Shoreham Place, Suite 300, San Diego, CA 92122, (619) 525-3990, Email: ssanders@robbinsllp.com; and Lawrence Levit, Abraham, Fruchter & Twersky, LLP, 450 Seventh Avenue, 38th Floor, New York, NY (212) 279-5050, Email: llevit@aftlaw.com.

PLEASE DO NOT CONTACT THE COURT OR THE REGISTER IN CHANCERY REGARDING THIS NOTICE.

Vice Chancellor J. Travis Laster

Dated: __________________, 2024

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

LINCOLNSHIRE POLICE

PENSION FUND and PUERTO

RICO ELECTRIC POWER

AUTHORITY EMPLOYEES’

RETIREMENT SYSTEM,

Derivatively on Behalf of FLOOR &

DECOR HOLDINGS, INC.,

Plaintiffs,

v.

THOMAS V. TAYLOR, LISA G.

LAUBE, BRIAN K. ROBBINS,

GEORGE VINCENT WEST,

DAVID B. KAPLAN, BRAD J.

BRUTOCAO, JOHN M. ROTH,

RACHEL H. LEE, ARES

CORPORATE OPPORTUNITIES

FUND III, L.P., ARES

MANAGEMENT CORPORATION,

FS EQUITY PARTNERS VI, L.P.,

FS AFFILIATES VI, L.P., and

FREEMAN SPOGLI

MANAGEMENT CO., L.P.,

Defendants,

-and-

FND HOLDINGS, INC., a Delaware corporation,

Nominal Defendant.

) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	C.A. No. 2020-0487-JTL

[PROPOSED] ORDER AND FINAL JUDGMENT

A hearing was held before this Court on _______________, 2024 (the “Settlement Hearing”), to determine whether the terms and conditions of the Settlement, as reflected in the Stipulation of Compromise and Settlement, dated September 17, 2024 (the “Stipulation”),1 which is incorporated herein by reference, are fair, reasonable, and adequate for the settlement of all Released Claims; and whether this Order and Final Judgment (“Final Judgment”) should be entered in the above-captioned action (the “Action”).

It appearing that due notice of the Settlement Hearing has been given in accordance with the Scheduling Order, the Parties having appeared by their respective attorneys of record, the Court having heard and considered evidence in support of the proposed Settlement, the attorneys for the Parties having been heard, an opportunity to be heard having been given to all other persons requesting to be heard in accordance with the Scheduling Order, the Court having determined that notice to FND Current Stockholders was adequate and sufficient, and the entire matter of the proposed Settlement having been heard and considered by the Court,

NOW, THEREFORE, IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:

1 Capitalized terms not otherwise defined shall have the same meanings as set forth in the Stipulation.

1.            Jurisdiction: The Court has jurisdiction over the subject matter of the Action, and all matters relating to the Settlement, as well as personal jurisdiction over the Parties and FND Current Stockholders.

2.            Incorporation of Settlement Documents: This Final Judgment incorporates and makes a part hereof: (a) the Stipulation; (b) the Notice; (c) the Scheduling Order; and (d) the Corporate Governance Measures.

3.            Derivative Action Properly Maintained; Adequacy of Counsel: Based on the record in the Action, the Court finds that each of the provisions of Court of Chancery Rule 23.1 has been satisfied and the Action has been properly maintained according to Court of Chancery Rule 23.1. Plaintiffs and Plaintiffs’ Counsel have adequately represented the interests of FND and its stockholders, both in terms of litigation of the Action and for purposes of entering into and implementing the Settlement.

4.            Adequacy of Notice: The Court finds that publication of the Notice:

(a)            was implemented in accordance with the Scheduling Order;

(b)            constituted notice that was reasonably calculated, under the circumstances, to apprise FND Current Stockholders of: (i) the pendency of the Action; (ii) the effect of the proposed Stipulation (including the Releases to be provided thereunder); (iii) Plaintiffs’ Counsel’s application for an award of attorneys’ fees and reimbursement of litigation expenses (“Fee and

Expense Application”); (iv) FND Current Stockholders’ right to object to the Settlement or to the Fee and Expense Application; and (v) FND Current Stockholders’ right to appear at the Settlement Hearing.

(c)            constituted due, adequate, and sufficient notice to all Persons and entities entitled to receive notice of the proposed Settlement; and

(d)            satisfied the requirements of Court of Chancery Rule 23.1, the United States Constitution (including the Due Process Clause), and all other applicable laws and rules.

5.            Final Settlement Approval and Dismissal of Claims: Pursuant to, and in accordance with, Court of Chancery Rule 23.1, the Court hereby fully and finally approves the Settlement set forth in the Stipulation in all respects and finds that the Settlement is, in all respects, fair, reasonable, and adequate to Plaintiffs, FND and its stockholders. The Parties are directed to implement, perform, and consummate the Settlement in accordance with the terms and provisions contained in the Stipulation.

6.            Claims Asserted Against Defendants Dismissed With Prejudice: All of the claims asserted against the Defendants in the Action by Plaintiffs are hereby dismissed with prejudice.

7.            Binding Effect: The terms of the Settlement and of this Order and Final Judgment shall be forever binding on Defendants, Defendants’ Releasees,

Plaintiffs, Plaintiffs’ Releasees, and all other FND Current Stockholders, as well as their respective successors and assigns.

8.            Releases: The Released Claims set forth in the Stipulation are expressly incorporated herein in all respects. Specifically:

(a)            Upon the Effective Date, Plaintiffs and Plaintiffs’ Releasees shall be deemed to have fully, finally, and forever compromised, settled, released, resolved, relinquished, waived, discharged, extinguished, and dismissed with prejudice, and shall forever be enjoined from prosecuting, the Released Plaintiffs’ Claims against Defendants and Defendants’ Releasees.

(b)            Upon the Effective Date, Defendants and Defendants’ Releasees shall be deemed to have fully, finally, and forever compromised, settled, released, resolved, relinquished, waived, discharged, extinguished, and dismissed with prejudice, and shall forever be enjoined from prosecuting, the Released Defendants’ Claims against Plaintiffs and Plaintiffs’ Releasees.

(c)            The Releases contemplated by the Settlement extend to claims that the Parties do not know or suspect to exist in his, her, or its favor at the time of the Releases, including without limitation those that, if known, might have affected the decision to enter into or object to the Settlement. With respect to any and all Released Claims, the Parties stipulate and agree that, upon the Effective Date, Plaintiffs, Defendants, and FND shall have expressly waived, relinquished, and released, and all other FND Current Stockholders, by operation of law, shall be deemed to have waived, relinquished, and released any and all rights and benefits conferred by California Civil Code Section 1542, or any law or principle of common law of the United States or any state or territory of the United States or other jurisdiction that is similar, equivalent, comparable, or analogous to California Civil Code Section 1542. California Civil Code Section 1542 provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Plaintiffs, Defendants, and FND acknowledge, and all other FND Current Stockholders by operation of law shall be deemed to have acknowledged, that they may discover facts in addition to or different from those now known or believed to be true with respect to the Released Claims, but that it is the intention of Plaintiffs, Defendants, and FND, and all other FND Stockholders by operation of law, to completely, fully, finally, and forever extinguish any and all Released Claims without regard to the subsequent discovery of additional or different facts. Plaintiffs, Defendants, and FND acknowledge, and all other FND Current Stockholders by operation of law shall be deemed to have acknowledged, that this waiver and the inclusion of “Unknown Claims” in the definition of “Released Claims” was separately bargained for, was a material element of the Settlement, and was relied upon by each and all of the Parties in agreeing to the Settlement.

9.            Retention of Jurisdiction: Without affecting the finality of this Order and Final Judgment in any way, this Court retains continuing and exclusive jurisdiction over the administration, interpretation, implementation, and enforcement of the Settlement, including the resolution of any disputes that may arise with the effectuation of any of the provisions of the Stipulation, the entry of such further orders as may be necessary or appropriate in administering and implementing the terms and provisions of the Settlement and this Order and Final Judgment, and other matters related or ancillary to the foregoing.

10.            Binding Order: No proceedings or court order with respect to the Fee and Expense Application or any other award of fees or expenses to counsel representing any FND stockholder shall in any way disturb or affect this Final Judgment (including precluding this Final Judgment from being treated as final for purposes of any appeal or otherwise being treated as entitled to preclusive effect), and any such proceedings or court order shall be considered separate from this Final

Judgment. The binding effect of this Final Judgment and the obligations of the Parties under the Settlement shall not be conditioned upon or subject to the resolution of any appeal that relates solely to the issue of the Fee and Expense Award.

11.            Modification of the Settlement Agreement: Without further approval from the Court, Plaintiffs and Defendants are hereby authorized to agree to and adopt such amendments or modifications of the Stipulation to effectuate the Settlement that: (a) are not materially inconsistent with this Order and Final Judgment; and (b) do not materially limit the rights of the Parties, FND, or FND’s Current Stockholders in connection with the Settlement.

12.            Termination of the Settlement: In the event that the proposed Settlement (or any amendment thereof by the Parties) is rendered null and void for any reason, (a) Plaintiffs, Defendants, and FND shall be restored to their respective litigation positions in the Action on the date immediately prior to the execution of the Stipulation, and they shall proceed in all respects as if the Stipulation had not been executed and any related orders (including the Scheduling Order and this Order and Final Judgment) had not been entered, (b) all of their respective claims and defenses as to any issue in the Action shall be preserved without prejudice in any way, and (c) the statements made in connection with the negotiations of the Stipulation shall not be deemed to prejudice in any way the positions of any of the

Parties with respect to the Action, or to constitute an admission of fact of wrongdoing by any Party, shall not be used or entitle any Party to recover any fees, costs, or expenses incurred in connection with the Action, and neither the existence of the Stipulation nor its contents nor any statements made in connection with its negotiation or any settlement communications shall be admissible in evidence or shall be referred to for any purpose in the Action, or in any other litigation or judicial proceeding.

13.            No Admission: As stated in Paragraph 4.1 of the Stipulation, neither the Stipulation nor any act or omission in connection therewith is intended or shall be deemed or argued to be evidence of or to constitute an admission or concession by: (a) Defendants, FND, or any of the other Defendants’ Releasees as to (i) the truth of any fact alleged by Plaintiffs, (ii) the validity of any claims or other issues raised, or which might be or might have been raised, in the Action or in any other litigation, (iii) the deficiency of any defense that has been or could have been asserted in the Action or in any litigation, or (iv) any wrongdoing, fault, or liability of any kind by any of them, which each of them expressly denies; or (b) Plaintiffs or any of the other Plaintiffs’ Releasees that any of their claims are without merit, that any of the Defendants or Defendants’ Releasees had meritorious defenses, or that damages or other relief recoverable in the Action would not have exceeded the terms of the Settlement. Notwithstanding the foregoing, Defendants and the Defendants’

Releasees may file the Stipulation and/or Judgment in any action that has been or may be brought against them in order to support a claim or defense based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim or in connection with any insurance litigation.

14.            Interpretation of Headings: The headings herein are used for the purpose of convenience only and are not meant to have legal effect.

15.            Entry of Final Judgment: There is no just reason to delay the entry of this Order and Final Judgment as a final judgment in the Action. Accordingly, the Register in Chancery is expressly directed to immediately enter this Order and Final Judgment as a final order pursuant to Court of Chancery Rule 54(b).

Vice Chancellor J. Travis Laster

Dated: __________________, 2024